                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION


          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)*


     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                             A.H. Belo Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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* This Amendment No. 1 to Schedule 14A has been filed in order to include as
Page 21-A the table entitled "Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values." Schedule 14A has been restated in full reflecting this additional item.

                                  [BELO LOGO]
                                P. O. Box 655237
                            Dallas, Texas 75265-5237

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 10, 2000

                            ------------------------

To the Shareholders of A. H. BELO CORPORATION

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of A. H. Belo Corporation, a Delaware corporation (the "Company"), will be held in the Dallas Museum of Art Auditorium, 1717 North Harwood Street, Dallas, Texas, on WEDNESDAY, MAY 10, 2000, AT 9:30 A.M., Dallas, Texas time, for the following purposes:

          1. To elect five Class II directors to hold office for a term of three years or until their respective successors are elected and qualified;

          2. To consider and act upon a proposal to approve the Company's 2000 Executive Compensation Plan; and

          3. To transact such other business as properly may come before the Annual Meeting or any adjournment thereof.

     The close of business on March 17, 2000 has been fixed by the Board of Directors of the Company as the record date for the Annual Meeting. Only shareholders of record on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof, notwithstanding transfer of any stock on the books of the Company after such record date. The stock transfer books will not be closed.

     A Proxy Statement, form of proxy, and copy of the Annual Report on the Company's operations during the fiscal year ended December 31, 1999 accompany this notice.

     It is important that your shares be represented at the Annual Meeting. If you do not expect to attend in person, you may vote your shares by a toll-free telephone number or the Internet or you may sign and date the form of proxy and return it in the enclosed envelope. Shareholders who do plan to attend may vote at the Annual Meeting. THE FORM OF PROXY IS ENCLOSED AS A SEPARATE INSERT WITHIN THE MAILING ENVELOPE IN WHICH THIS PROXY STATEMENT IS CONTAINED. Instructions regarding all three methods of voting are contained on the form of proxy. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person if they desire.

                                            By Order of the Board of Directors

                                               MICHAEL J. McCARTHY
                                                         Secretary

March 31, 2000

                                  [BELO LOGO]
                                P. O. BOX 655237
                            DALLAS, TEXAS 75265-5237

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 10, 2000

                            SOLICITATION OF PROXIES

     This Proxy Statement is furnished to shareholders of A. H. Belo Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held in the Dallas Museum of Art Auditorium, 1717 North Harwood Street, Dallas, Texas, on WEDNESDAY, MAY 10, 2000, AT 9:30 A.M., Dallas, Texas time, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. References herein to the "Company" include its subsidiaries, unless the context otherwise requires.

     This Proxy Statement and form of proxy are being mailed to shareholders on or about March 31, 2000. Shareholders of record may vote in person or by proxy in writing, by telephone or through the Internet. If a shareholder votes by proxy, the proxy nevertheless may be revoked by the shareholder at any time prior to the Annual Meeting by filing with the Secretary of the Company a written revocation or a duly executed written proxy bearing a later date or submitting a new proxy by telephone or the Internet. A shareholder who attends the Annual Meeting in person may revoke his or her proxy at that time and vote in person if so desired. All proxies duly signed, dated, and returned will be voted as specified therein and all proxies submitted by telephone or the Internet will be voted as specified, but unless otherwise specified, will be deemed to grant authority to vote:

          (1) FOR the election of the five nominees listed under "Election of Directors" as nominees of the Company for election as Class II directors, for a three-year term; and

          (2) FOR the approval of the Company's 2000 Executive Compensation Plan; and

          (3) At the discretion of the persons named in the enclosed form of proxy, on any other matter that properly may come before the Annual Meeting or any adjournment thereof.

     The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company. The Company is unaware of any additional matters not set forth in the Notice of Annual Meeting of Shareholders that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting and presented for a vote of the shareholders (see "Shareholder Proposals" herein), the persons named in the proxy will vote in accordance with their best judgment upon such matters, unless otherwise restricted by law.

     The cost of solicitation of proxies will be borne by the Company. The Company has engaged Morrow & Co., Inc. to solicit proxies from beneficial owners of shares standing in the name of brokers and other nominees. The Company has agreed to pay Morrow & Co., Inc. a fee of $7,500 and the amount of its expenses for such service. In addition to the use of the mails, proxies may also be solicited by personal interview, facsimile transmission or other electronic means, and telephone by directors, officers, employees, and agents of the Company. The Company will also supply brokers, nominees, or other custodians with the required number of proxy forms, Proxy Statements, and Annual Reports for forwarding to beneficial owners, and the Company will reimburse such persons for their expense in so doing.

                OUTSTANDING CAPITAL STOCK AND STOCK OWNERSHIP OF
                     DIRECTORS, CERTAIN EXECUTIVE OFFICERS
                           AND PRINCIPAL SHAREHOLDERS

     The record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting has been established by the Board of Directors as the close of business on March 17, 2000. As of the record date, the Company had issued and outstanding and entitled to vote at the Annual Meeting 99,824,104 shares of Series A Common Stock, par value $1.67 per share ("Series A shares"), and 18,974,167 shares of Series B Common Stock, par value $1.67 per share ("Series B shares"). The Series A shares and Series B shares together are referred to herein as the "Common Stock." For a description of the voting rights of the Series A shares and Series B shares, see "Quorum and Voting" herein.

     The following table sets forth information, as of December 31, 1999, regarding the beneficial ownership of the Company's Common Stock by certain of the Company's executive officers, by its directors and nominees, by all of its directors and executive officers as a group, and by each person known by management of the Company to own more than five percent of the outstanding shares of Common Stock of the Company.

                                                  SHARES OF COMMON STOCK BENEFICIALLY OWNED
                                                 AND PERCENTAGE OF OUTSTANDING SHARES AS OF
                                                            DECEMBER 31, 1999(1)
                                                ---------------------------------------------
             NAME AND ADDRESS OF                                                   PERCENT OF
             INDIVIDUAL OR GROUP                  SERIES A           SERIES B       CLASS(2)
             -------------------                -------------     --------------   ----------
Robert W. Decherd(3)*+........................   1,274,906(4)       5,804,812(5)      6.0%
P.O. Box 655237
Dallas, Texas 75265
Ward L. Huey, Jr.**+..........................     286,148(6)         388,800(7)       ***
P.O. Box 655237
Dallas, Texas 75265
Burl Osborne*+................................     284,038(8)         323,189(9)       ***
P.O. Box 655237
Dallas, Texas 75265
Michael J. McCarthy+..........................    119,373(10)        123,010(11)       ***
P.O. Box 655237
Dallas, Texas 75265
James M. Moroney(3)+..........................     49,629(12)        281,160(13)       ***
P.O. Box 655237
Dallas, Texas 75265
John W. Bassett, Jr.*.........................    331,482(14)        768,413(15)       ***
400 N. Pennsylvania Avenue, Suite 250
Roswell, New Mexico 88201
Henry P. Becton, Jr.**........................     12,168(16)         18,524(17)       ***
125 Western Avenue
Boston, Massachusetts 02134
Judith L. Craven, M.D., M.P.H.*...............     56,800(18)         24,262(19)       ***
3212 Ewing Street
Houston, Texas 77004
Roger A. Enrico**.............................     42,000(20)         28,524(21)       ***
700 Anderson Hill Road
Purchase, New York 10577

                                                  SHARES OF COMMON STOCK BENEFICIALLY OWNED
                                                 AND PERCENTAGE OF OUTSTANDING SHARES AS OF
                                                            DECEMBER 31, 1999(1)
                                                ---------------------------------------------
             NAME AND ADDRESS OF                                                   PERCENT OF
             INDIVIDUAL OR GROUP                  SERIES A           SERIES B       CLASS(2)
             -------------------                -------------     --------------   ----------
Stephen Hamblett*.............................    469,958(22)        127,200(23)       ***
75 Fountain Street
Providence, Rhode Island 02902
Dealey D. Herndon(3)*.........................  2,139,458(24)      2,773,966(25)      4.1%
322 Congress Avenue
Austin, Texas 78701
Laurence E. Hirsch*...........................         10,000                  0       ***
2728 North Harwood
Dallas, Texas 75201
Arturo Madrid, Ph.D.**........................     57,100(26)         24,262(19)       ***
Trinity University
715 Stadium Drive
San Antonio, Texas 78212
James M. Moroney, Jr.(3)*.....................    910,382(27)      2,411,168(28)      2.8%
P.O. Box 655237
Dallas, Texas 75265
Hugh G. Robinson*.............................      5,200(29)         24,512(30)       ***
714 Jackson Street, Suite 1000
Dallas, Texas 75202
William T. Solomon**..........................     40,000(20)         64,512(30)       ***
3535 Travis Street, Suite 300
Dallas, Texas 75204
J. McDonald Williams*.........................     52,000(20)         41,024(31)       ***
3400 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201
Fleet Boston Corporation++....................  9,829,642(32)                  0      8.3%
100 Federal Street
Boston, Massachusetts 02110
Goldman Sachs Asset Management++..............  5,132,772(33)                  0      4.3%
1 New York Plaza
New York, New York 10004
Phoenix Investment Management Company, LP++...  5,320,168(34)                  0      4.5%
One Citizens Plaza
Providence, Rhode Island 02903
All directors and executive officers as a
group (18 persons)............................  6,158,146(35)     13,263,030(36)     16.0%(37)

---------------

   * Director

  ** Director and Nominee

 *** Less than one percent

   + Executive Officer

 ++ Shareholder

 (1) Series B shares are convertible at any time on a share-for-share basis into Series A shares. For purposes of determining the number of Series A shares beneficially owned by the persons listed, the person may be deemed to be the beneficial owner of the Series A shares into which the Series B shares owned are convertible. The numbers listed in the Series A column, however, do not reflect the Series A shares that may be so deemed to be beneficially owned by the person listed. If the Series A total included shares into which Series B shares held are convertible, and if the percent of Series A shares so held were calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, the persons and entities listed would be deemed to be the beneficial owners of the following percentages of the Series A shares: Mr. Decherd, 6.7%; Mrs. Herndon, 4.8%; Mr. Moroney, Jr., 3.3%; Mr. Bassett, 1.1%; Fleet Boston Corporation, 9.9%; Goldman Sachs Asset Management, 5.2%; Phoenix Investment Management Company, LP, 5.4%; and all directors and executive officers as a group, 17.1%. All other persons listed would be deemed to own less than 1% of the Series A shares. See footnote (2).

 (2) "Percent of Class" is calculated by taking the total number of Series A shares and Series B shares beneficially owned by the individual or entity listed, including the total number of Series A and Series B shares subject to presently exercisable options held by that individual or entity and dividing that number by the sum of the total number of Series A shares and Series B shares outstanding and the total number of Series A and Series B shares subject to presently exercisable options held by the individual or entity.

 (3) The family relationships among the directors, executive officers, and principal shareholders are as follows: Robert W. Decherd and Dealey D. Herndon are brother and sister; James M. Moroney, Jr. is a cousin of Robert
     W. Decherd and Dealey D. Herndon; and James M. Moroney is the son of James
     M. Moroney, Jr. and a cousin of Robert W. Decherd and Dealey D. Herndon.

 (4) Includes 2,152 Series A shares held in the Company's 401(k) plan and 473,876 Series A shares indirectly held in grantor retained annuity trusts ("GRATs") established in 1996, 1997, 1998 and 1999. Also includes 43,980 Series A shares held in trust for which Mr. Decherd serves as trustee and 79,802 Series A shares held by a charitable foundation established by Mr. Decherd for which he serves as chairman and director, but does not include 1,200 Series A shares owned by Mr. Decherd's wife, 39,686 Series A shares owned by Mr. Decherd's son, and 115,102 Series A shares held in trusts for the benefit of Mr. Decherd's children, as to all of which shares Mr. Decherd disclaims beneficial ownership.

 (5) Includes 335,950 Series B shares subject to presently exercisable options (15,000 of which were issued under the Company's 1986 Long Term Incentive Plan and 320,950 of which were issued under the Company's 1995 Executive Compensation Plan), 1,004 Series B shares held in the Company's 401(k) plan, 282,050 Series B shares indirectly held in GRATs established in 1998 and 1999, and 92,636 Series B shares owned by Mr. Decherd and his wife, as to which he shares voting and dispositive power. Also includes 132,000 Series B shares held in trust for which Mr. Decherd serves as trustee and 111,224 Series B shares held by a charitable foundation established by Mr. Decherd for which he serves as chairman and director, but does not include 1,200 Series B shares owned by Mr. Decherd's wife, 29,716 Series B shares owned by Mr. Decherd's son, and 105,132 Series B shares held in trusts established for the benefit of Mr. Decherd's children, as to all of which shares Mr. Decherd disclaims beneficial ownership.

 (6) Includes 145,300 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan and 1,375 Series A shares held in the Company's 401(k) plan.

 (7) Consists of 388,800 Series B shares subject to presently exercisable options issued under the Company's 1995 Executive Compensation Plan.

 (8) Includes 192,680 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan and 2,066 Series A shares held in the Company's 401(k) plan.

 (9) Consists of 322,200 Series B shares subject to presently exercisable options issued under the Company's 1995 Executive Compensation Plan and 989 Series B shares held in the Company's 401(k) plan.

(10) Includes 81,700 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan and 5,905 Series A shares held in the Company's 401(k) plan. Does not include 4,000 Series A shares held in trusts for the benefit of Mr. McCarthy's children, as to all of which shares Mr. McCarthy disclaims beneficial ownership.

(11) Consists of 122,040 Series B shares subject to presently exercisable options issued under the Company's 1995 Executive Compensation Plan and 970 Series B shares held in the Company's 401(k) plan.

(12) Includes 33,276 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan and 1,679 Series A shares held in the Company's 401(k) plan. Does not include 4,800 Series A shares owned by Mr. Moroney's wife and 4,955 Series A shares held in trust for the benefit of Mr. Moroney's children, as to all of which shares Mr. Moroney disclaims beneficial ownership.

(13) Includes 20,000 Series B shares held by a family limited partnership, of which Mr. Moroney is a limited partner, 139,580 Series B shares subject to presently exercisable options issued under the Company's 1995 Executive Compensation Plan, and 956 Series B shares held in the Company's 401(k) plan. Does not include 1,600 Series B shares owned by Mr. Moroney's wife and 800 Series B shares held in trust for the benefit of Mr. Moroney's children, as to all of which shares Mr. Moroney disclaims beneficial ownership.

(14) Includes 40,000 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan. Also includes 30,380 Series A shares owned by members of Mr. Bassett's family, as to which Mr. Bassett shares dispositive power, and 82,600 Series A shares held in trusts for the benefit of Mr. Bassett's adult children, for which Mr. Bassett serves as trustee, but does not include 1,700 Series A shares held in trust for the benefit of Mr. Bassett's stepdaughter, for which Mr. Bassett's wife serves as trustee, as to all of which shares Mr. Bassett disclaims beneficial ownership.

(15) Includes 24,262 Series B shares subject to presently exercisable options issued under the Company's 1995 Executive Compensation Plan. Also includes 71,030 Series B shares owned by Mr. Bassett's adult children, as to which Mr. Bassett shares dispositive power, and 281,359 Series B shares held in trusts for the benefit of Mr. Bassett's children, for which Mr. Bassett serves as trustee, as to all of which shares Mr. Bassett disclaims beneficial ownership.

(16) Consists of 12,168 Series A shares held in a trust of which Mr. Becton is the beneficiary and trustee. Does not include 1,444 Series A shares held in a trust for Mr. Becton's wife and 21,682 Series A shares held in trusts for Mr. Becton's children, as to all of which shares Mr. Becton disclaims beneficial ownership.

(17) Consists of 18,524 Series B shares subject to presently exercisable options issued under the Company's 1995 Executive Compensation Plan.

(18) Includes 54,000 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan.

(19) Consists of 24,262 Series B shares subject to presently exercisable options issued under the Company's 1995 Executive Compensation Plan.

(20) Includes 40,000 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan.

(21) Consists of 28,524 Series B shares subject to presently exercisable options issued under the Company's 1995 Executive Compensation Plan.

(22) Includes 3,036 Series A shares owned by Mr. Hamblett and his wife, as to which Mr. Hamblett shares voting and dispositive power. Also includes 80,238 Series A shares held by a charitable foundation for which Mr. Hamblett serves as director and foundation manager, as to all of which shares Mr. Hamblett disclaims beneficial ownership.

(23) Consists of 127,200 Series B shares subject to presently exercisable options issued under the Company's 1995 Executive Compensation Plan.

(24) Includes 40,000 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan. Also includes 98,456 Series A shares held in trusts, for which Mrs. Herndon serves as trustee, but does not include 97,340 Series A shares owned by Mrs. Herndon's husband, as to all of which shares Mrs. Herndon disclaims beneficial ownership.

(25) Includes 24,262 Series B shares subject to presently exercisable options issued under the Company's 1995 Executive Compensation Plan. Also includes 98,456 Series B shares held in trusts, for which Mrs. Herndon serves as trustee, as to all of which shares Mrs. Herndon disclaims beneficial ownership.

(26) Includes 56,000 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan.

(27) Does not include 42,000 Series A shares owned by Mr. Moroney's wife, as to all of which shares Mr. Moroney disclaims beneficial ownership.

(28) Includes 8,524 Series B shares subject to presently exercisable options issued under the Company's 1995 Executive Compensation Plan. Also includes 2,000,000 Series B shares held by a family limited partnership of which Mr. Moroney is the managing general partner. Does not include 42,000 Series B shares owned by Mr. Moroney's wife, as to all of which shares Mr. Moroney disclaims beneficial ownership.

(29) Includes 3,000 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan.

(30) Includes 24,512 Series B shares subject to presently exercisable options issued under the Company's 1995 Executive Compensation Plan.

(31) Includes 29,024 Series B shares subject to presently exercisable options issued under the Company's 1995 Executive Compensation Plan.

(32) Based upon information contained in its Report on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2000, the Series A shares are held indirectly by Fleet Boston Corporation through its subsidiaries, Fleet National Bank, Providence, Rhode Island; Fleet Investment Advisors; and BankBoston, National Association. Fleet Boston Corporation has sole voting power with respect to 9,721,156 Series A shares, shares voting power with respect to 88,560 Series A shares, has sole dispositive power with respect to 5,790,912 Series A shares, and shares dispositive power with respect to 1,520,889 Series A shares.

(33) Based upon information contained in its Report on Schedule 13G filed with the Securities and Exchange Commission on February 9, 2000, the Series A shares are held by Goldman Sachs Asset Management, a separate operating division of Goldman, Sachs & Co.. Goldman Sachs Asset Management has sole voting power with respect to 3,464,332 of the Series A shares and sole dispositive power with respect to the 5,132,772 Series A shares.

(34) Based upon information contained in Amendment No. 1 to its Report on
     Schedule 13G filed with the Securities and Exchange Commission on February 10, 2000, Phoenix Investment Management Company, LP has no voting power and shares dispositive power with respect to the 5,320,168 Series A shares.

(35) Includes 780,016 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan.

(36) Includes 1,721,178 Series B shares subject to presently exercisable options (15,000 of which were issued under the Company's 1986 Long Term Incentive Plan and 1,706,178 of which were issued under the Company's 1995 Executive Compensation Plan).

(37) Represents approximately 44.9% of the voting power of all outstanding shares of Common Stock.

                               QUORUM AND VOTING

     The presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of Common Stock of the Company entitled to vote is necessary to constitute a quorum at the Annual Meeting; provided, however, that in no event may a quorum consist of less than one-third of the outstanding shares of Common Stock entitled to vote. The affirmative vote of a plurality of the voting power represented at the Annual Meeting and entitled to vote is required for the election of directors. The affirmative vote of a majority of the voting power represented at the Annual Meeting and entitled to vote is required for the adoption of the Company's 2000 Executive Compensation Plan, and, unless otherwise required by law, for other matters which may properly come before the Annual Meeting.

     A holder of Series A shares will be entitled to one vote per Series A share as to each matter properly brought before the Annual Meeting, and a holder of Series B shares will be entitled to 10 votes per Series B share as to each matter properly brought before the Annual Meeting. Subject to such differential voting rights, the holders of Series A shares and Series B shares vote together as a single class on all matters except with respect to (1) any amendments to the Company's Certificate of Incorporation that alter or change the powers, preferences, or special rights of their respective series so as to affect them adversely and (2) such other matters as require class votes under the Delaware General Corporation Law. Cumulative voting is not permitted in the election of directors. Abstentions and broker non-votes, if applicable, are each included in the determination of the number of shares present at the Annual Meeting for purposes of determining a quorum. Abstentions and broker non-votes have no effect on determinations of plurality, except to the extent that they affect the total votes received by any particular candidate. For matters requiring majority approval, abstentions will have the effect of negative votes but broker non-votes will not be treated as shares entitled to vote on such matters. This means that broker non-votes will neither be counted in the numerator nor the denominator, whereas abstentions will be counted in the denominator but not the numerator, in determining whether a matter has received sufficient votes to be approved.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The bylaws of the Company provide that the Board of Directors is to be divided into three classes, approximately equal in number, with staggered terms of three years, and that a director who attains age seventy shall retire on the date of the annual meeting of shareholders next following his or her seventieth birthday. The five nominees designated by the Board of Directors for election as Class II directors at the 2000 Annual Meeting will serve a three-year term if elected. Pursuant to the bylaws and the terms of the acquisition of The Providence Journal Company on February 28, 1997, James M. Moroney, Jr., a Class III director who has attained the age of seventy, will retire on the date of the Annual Meeting.

NOMINEES FOR DIRECTORS

     Class II Directors (Term expires in 2003)

[PHOTO HARRY            HENRY P. BECTON, JR., age 56, has served as a director of
P.BECTON, JR.]          the Company since May 1997. He served as a director of The
                        Providence Journal Company from 1992 to 1997. Since 1984,
                        Mr. Becton has been President and General Manager of WGBH
                        Educational Foundation. He is a member of the Board of
                        Directors of Public Broadcasting Service and Becton
                        Dickinson and Company, and is a trustee or director of the following investment companies managed by Scudder Kemper
                        Investments: Scudder Cash Investment Trust; Scudder
                        California Tax Free Trust; Scudder Municipal Trust; Scudder
                        State Tax Free Trust; Scudder Investment Trust; Scudder
                        Portfolio Trust; Scudder Funds Trust; Scudder GNMA Fund;
                        Scudder U.S. Treasury Money Fund; Scudder Tax Free Money
                        Fund; and Scudder Tax Free Trust.

[PHOTO ROGER A.         ROGER A. ENRICO, age 55, has served as a director of the
ENRICO]                 Company since July 1995. He has been Chief Executive Officer of PepsiCo, Inc. since April 1996, and Chairman of the Board of PepsiCo, Inc. since November 1996. He served as Chairman and Chief Executive Officer of PepsiCo Worldwide Restaurants
                        from the end of 1994 through April 1996, and Vice Chairman of PepsiCo, Inc. from 1993 until November 1996. Mr. Enrico is a member of the Boards of Directors of PepsiCo, Inc.,
                        Target Corporation, The Prudential Insurance Company of
                        America, Inc., Electronic Data Systems Corporation, Lincoln
                        Center for the Performing Arts, and The National Center for
                        Public Policy and Higher Education.

[PHOTO WARD L. HUEY,    WARD L. HUEY, JR., age 61, has served as a director of the
JR.]                    Company since April 1982. He has been Vice Chairman of the
                        Board and President/Broadcast Division since January 1987.
                        He was President and Chief Executive Officer of the
                        Company's broadcasting subsidiary, Belo Broadcasting
                        Corporation, from April 1981 through December 1986, at which time the stock ownership of the broadcasting subsidiaries
                        changed from Belo Broadcasting Corporation to the Company.

[PHOTO ARTURO           ARTURO MADRID, PH.D., age 61, has served as a director of
MADRID, PH.D.]          the Company since January 1994. He is the Norene R. and T.
                        Frank Murchison Distinguished Professor of the Humanities at
                        Trinity University in San Antonio, Texas. From 1984 to 1993,
                        he served as the founding President of the Tomas Rivera
                        Center, a national institute for policy studies on Latino
                        issues. In addition, he has held academic and administrative positions at Dartmouth College, the University of
                        California, San Diego, the University of Minnesota, and the
                        U.S. Department of Education. Dr. Madrid is a member of the
                        Council for Foreign Relations and a fellow of the National
                        Academy for Public Administration. In 1996, he was awarded the Charles Frankel Prize by the National Endowment for the
                        Humanities.

[PHOTO WILLIAM T.       WILLIAM T. SOLOMON, age 57, has served as a director of the
SOLOMON]                Company since April 1983. He is Chairman and Chief Executive
                        Officer of Austin Industries, Inc., a general construction company, a position he has held since 1987. Prior to 1987,
                        Mr. Solomon was President and Chief Executive Officer of
                        Austin Industries, Inc..

DIRECTORS CONTINUING IN OFFICE

     Class III Directors (Term expires in 2001)

[PHOTO JUDITH L.        JUDITH L. CRAVEN, M.D., M.P.H., age 54, has served as a
CRAVEN M.D.]            director of the Company since December 1992. From July 1992 until her retirement in October 1998, she served as
                        President of the United Way of the Texas Gulf Coast. From
                        1983 to 1992, Dr. Craven served as Dean of the School of
                        Allied Health Sciences of the University of Texas Health
                        Science Center at Houston, and from 1987 to 1992 as Vice
                        President of Multicultural Affairs for the University of
                        Texas Health Science Center. Dr. Craven is a member of the
                        Boards of Directors of SYSCO Corporation, Luby's Cafeterias,
                        Inc., Compaq Computer Corporation, and Variable Annuity Life
                        Insurance Company of America.

[PHOTO STEPHEN          STEPHEN HAMBLETT, age 65, has served as a director of the
HAMBLETT]               Company since May 1997. Mr. Hamblett is Chairman of the
                        Board of The Providence Journal Company, a position he has held since The Providence Journal Company became a
                        wholly-owned subsidiary of the Company in February 1997.
                        From February 1997 until April 1999, Mr. Hamblett also
                        served as Chief Executive Officer and Publisher of The
                        Providence Journal Company. From 1987 to 1997, he was
                        Chairman, Chief Executive Officer, and Publisher of the
                        pre-merger Providence Journal Company. Mr. Hamblett is
                        currently a member of the Boards of Directors of the
                        Inter-American Press Association and the Smithsonian
                        National Board.

[PHOTO DEALEY D.        DEALEY D. HERNDON, age 53, has served as a director of the
HERNDON]                Company since May 1986. Since November 1995, Mrs. Herndon
                        has been President of Herndon, Stauch & Associates, a
                        project and construction management firm. Mrs. Herndon
                        served from 1991 to September 1995 as the Executive Director of the State Preservation Board of the State of Texas and is
                        currently the citizen member of the State Preservation
                        Board. She is a Trustee of the National Trust for Historic
                        Preservation in Washington, D.C. and serves as treasurer of the Texas State History Museum Foundation.

[PHOTO HUGH G.          HUGH G. ROBINSON, age 67, has served as a director of the
ROBINSON]               Company since May 1989. Mr. Robinson is Chairman and Chief
                        Executive Officer of The Tetra Group, Inc., a construction management firm. He has held that position since 1989, and for more than five years prior to such date Mr. Robinson was
                        President of Cityplace Development Corporation, a real
                        estate development subsidiary of the Southland Corporation.
                        Mr. Robinson is a former Chairman and Board member of the
                        Federal Reserve Bank of Dallas. He is currently a member of the Boards of Directors of Guaranty Federal Savings Bank,
                        IMCO Recycling Inc., and Circuit City Stores, Inc., and is a
                        member of the Advisory Board of TU Electric Company.

     Class I Directors (Term expires in 2002)


[PHOTO JOHN W.          JOHN W. BASSETT, JR., age 62, has served as a director of
BASSETT, JR.]           the Company since March 1979. He is a practicing attorney
                        and is a partner in the law firm of Bassett & Copple, LLP in
                        Roswell, New Mexico. Prior to forming Bassett & Copple, LLP in October 1995, Mr. Bassett was a stockholder in the law
                        firm of Atwood, Malone, Mann & Turner, P.A., Roswell, New
                        Mexico, for more than ten years.

[PHOTO ROBERT W.        ROBERT W. DECHERD, age 48, has served as a director of the
DECHERD]                Company since March 1976. He has been Chairman of the Board and Chief Executive Officer of the Company since January
                        1987. Mr. Decherd became President of the Company in January
                        1994, and previously served as President from January 1985 through December 1986. From January 1984 through December
                        1986, he served as Chief Operating Officer. Mr. Decherd is a member of the Boards of Directors of Kimberly-Clark
                        Corporation and Geocast Network Systems, Inc..

[PHOTO LAURENCE E.      LAURENCE E. HIRSCH, age 54, has served as a director of the
HIRSCH]                 Company since August 1999. Mr. Hirsch has been Chief
                        Executive Officer of Centex Corporation since July 1988. He has served as a director of Centex Corporation since 1985
                        and has been its Chairman of the Board since July 1991. He has also served as a director of its affiliate, Centex
                        Construction Products, Inc., since January 1994 and was
                        named Chairman of the Board in July 1999. Mr. Hirsch is
                        currently a member of the Board of Directors of Luminex
                        Corporation and is an advisory director of Heidelberger
                        Zement AG.


[PHOTO BURL OSBORNE]    BURL OSBORNE, age 62, has served as a director of the
                        Company since January 1987. He has been President/Publishing
                        Division of the Company since November 1995. Since January
                        1991, Mr. Osborne has been Publisher of The Dallas Morning
                        News, L.P., a subsidiary of the Company. Mr. Osborne was
                        President of The Dallas Morning News from 1985 through
                        December 1990, and Editor of The Dallas Morning News from
                        1985 through January 1997.

[PHOTO J. MCDONALD      J. MCDONALD WILLIAMS, age 58, has served as a director of
WILLIAMS]               the Company since April 1985. Mr. Williams is Chairman of
                        Trammell Crow Company, a real estate services firm. From
                        1991 until July 1994, Mr. Williams was President and Chief
                        Executive Officer of Trammell Crow Company, and from 1977 to
                        December 1990, he was managing partner of Trammell Crow
                        Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FIVE NOMINEES.

MEETINGS AND COMMITTEES OF BOARD OF DIRECTORS

     The Board of Directors held a total of eight meetings in 1999. Each director attended at least seventy-five percent of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he or she served. The Board of Directors has an Audit Committee, a Compensation Committee, and a Directors Planning Committee, all of the members of which are non-employee directors.

     Audit Committee. The Audit Committee consists of Henry P. Becton, Jr., Roger A. Enrico, and Arturo Madrid. Mr. Becton serves as the Chairman of the Audit Committee. The Audit Committee consults with the Company's independent auditors and with personnel from the internal audit and financial staffs with respect to corporate accounting, reporting, and internal control practices. The Audit Committee met two times during 1999.

     Compensation Committee. The Compensation Committee consists of John W. Bassett, Jr., Judith L. Craven, Laurence E. Hirsch, Arturo Madrid, and J. McDonald Williams. Mr. Bassett serves as Chairman of the Compensation Committee. The Compensation Committee makes recommendations to the Board of Directors for base salaries for executive officers and compensation packages for directors, approves bonus levels and stock option awards for executive officers, and administers, among other plans, the Company's 1995 Executive Compensation Plan,
G. B. Dealey Retirement Pension Plan, Employee Savings and Investment (401(k)) Plan, and Supplemental Executive Retirement Plan. Subject to approval of the Company's 2000 Executive Compensation Plan at the Annual Meeting, the Compensation Committee will also administer such plan. The Compensation Committee met three times during 1999.

     Directors Planning Committee. The Directors Planning Committee consists of Roger A. Enrico, Dealey D. Herndon, James M. Moroney, Jr., Hugh G. Robinson, William T. Solomon, and J. McDonald Williams. Mr. Solomon serves as Chairman of the Directors Planning Committee. The Directors Planning Committee reviews the long-range financial and strategic planning efforts of the Company and reviews possible nominees for positions on the Board of Directors. The Directors Planning Committee met once in 1999.

                                  PROPOSAL TWO

                                APPROVAL OF THE
                     BELO 2000 EXECUTIVE COMPENSATION PLAN

     Subject to the approval of the Company's shareholders, the Board of Directors has adopted the Belo 2000 Executive Compensation Plan (the "2000 Plan") effective as of January 1, 2000. As described below, the 2000 Plan would continue to provide long-term and short-term incentives to executives, key employees and directors which are substantially similar to those provided by the Company's 1995 Executive Compensation Plan (the "1995 Plan"). (For information concerning the 1995 Plan, see "Compensation Committee Report on Executive Compensation" on page 25). Shareholder approval of the 2000 Plan is sought for regulatory and tax purposes including qualification of the 2000 Plan under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     The 2000 Plan is substantially similar to the 1995 Plan, under which stock-based awards are currently granted to directors, executive officers and other key employees. In addition, the 2000 Plan includes a performance-based cash bonus opportunity similar to the bonus opportunity currently available under the 1995 Plan. (See "Executive Compensation Plan -- Annual Performance Bonus Opportunity" under "Compensation Committee Report on Executive Compensation" on page 26). Approximately 469,549 shares of Common Stock relating to awards under the 1995 Plan remain unissued as of December 31, 1999. The Company currently intends to continue to issue non-qualified stock options to employees and non-employee directors, as provided under the 1995 Plan, until all shares under the 1995 Plan have been issued. (See "Executive Compensation and Other Matters -- Compensation of Directors" on pages 23 and 24.)

     The following summary of the 2000 Plan is qualified in its entirety by reference to the full text of the 2000 Plan, which is set forth in attached Exhibit A.

GENERAL

     The goal of the 2000 Plan is to provide appropriate incentives that will allow the Company to attract and retain the best available talent and to encourage the directors and participating employees to put forth their maximum efforts for the success of the Company's business, thereby serving the best interests of the Company and its shareholders.

     All executive officers and other key employees of the Company and its subsidiaries ("Participants") are eligible to participate in the 2000 Plan. Currently, approximately 170 employees participate in the 1995 Plan in addition to 12 non-employee directors and the five senior executives (the "Senior Executives") named in the Summary Compensation Table on page 20. Subject to shareholder approval of the 2000 Plan, it is anticipated that a comparable number of employees, together with the Company's non-employee directors, will participate in the 2000 Plan.

     The 2000 Plan is a flexible plan that provides the Compensation Committee of the Board of Directors (the "Compensation Committee") with broad discretion to fashion the terms of the awards to provide eligible Participants with stock-based incentives and performance-based bonus opportunities, payable in cash or stock as the Compensation Committee deems appropriate. The 2000 Plan permits the issuance of awards in a variety of forms, including: (1) non-qualified and incentive stock options, (2) appreciation rights, (3) restricted stock, (4) performance units, and (5) bonuses ("Executive Compensation Plan Bonuses") which become payable annually upon achievement of specified Management Objectives (hereinafter defined).

     The 2000 Plan provides for the grant of up to 10,000,000 shares of Common Stock. Shares of Common Stock issued or transferred pursuant to the 2000 Plan will be shares of Series A Common Stock or Series B Common Stock, as determined by the Compensation Committee in its discretion.

ADMINISTRATION OF THE 2000 PLAN

     Unless the administration of the 2000 Plan has been expressly assumed by the Board pursuant to a resolution of the Board, the 2000 Plan will be administered by the Compensation Committee, which at all times will consist of two or more directors appointed by the Board, all of whom will qualify as "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and as "outside directors" as defined in regulations adopted under Section 162(m) of the Code, as such terms are amended from time to time. Except as described herein, the Compensation Committee has the full authority and discretion to administer the 2000 Plan and to take any action that is necessary or advisable in connection with the administration of the 2000 Plan, including without limitation the authority and discretion to interpret and construe any provision of the 2000 Plan or of any agreement, notification or document evidencing the grant of an award.

     If a Participant's employment terminates before a stock option or appreciation right is fully exercised and such termination is caused by the Participant's death, disability or retirement at or after age 62 (or age 55 with five years of employment with the Company), each stock option or appreciation right held by such Participant will become fully vested and will remain exercisable until the stock option or appreciation right expires by its terms. If a Participant voluntary resigns from employment with the Company or is discharged for cause (as defined in the 2000 Plan), the Participant's stock options and appreciation rights expire immediately upon termination of employment. In the event of a Participant's termination of employment for any other reason, the stock options and appreciation rights held by the Participant remain exercisable for a period of from three months to one year after termination of employment, depending on the Participant's position and length of service with the Company, but only to the extent the stock option or appreciation right had vested immediately before terminating employment.

AWARDS UNDER THE 2000 PLAN

     Stock Options for Participants. The Compensation Committee in its discretion will determine the number of shares of Common Stock subject to stock options to be granted to each Participant. The Compensation Committee may grant non-qualified stock options, incentive stock options or a combination thereof to the Participants. Stock options granted under the 2000 Plan will provide for the purchase of Common Stock at prices not less than 100% of the fair market value thereof on the date the stock option is granted. No stock option granted will be exercisable more than ten years from the date of grant.

     Stock options granted under the 2000 Plan will be exercisable at such times and subject to such restrictions and conditions as the Compensation Committee shall approve. Each grant will specify that the exercise price is payable (1) in cash, (2) in shares of Common Stock already owned by the Participant, (3) with the consent of the Compensation Committee, by withholding a number of shares otherwise issuable to a Participant having a fair market value equal to the exercise price, or (4) in a combination of such methods of payment.

     Each grant will also specify the required periods of continuous service by the Participant with the Company or any subsidiary and/or the Management Objectives to be achieved before the stock options or installments thereof will become exercisable and any grant may provide for the earlier exercise of the stock options in the event of a Change in Control (as defined in the 2000 Plan) or other similar transaction or event.

     Stock Options for Non-employee Directors. On the date of each annual meeting of the Company's shareholders, each non-employee director of the Company will be granted a stock option that has a value (determined by using the Black-Scholes option pricing model) equal to one-half of the director's annual compensation from the Company. The director may also elect to receive all or any portion of the remaining annual compensation in the form of stock options valued in the same manner. Any portion of the director's compensation that is not paid in stock options will be paid in cash. The director's annual compensation for this purpose does not include any unscheduled meeting fees or additional amount payable for serving as a committee chair, which fees will be paid in cash.

     If an individual is elected to the Board of Directors on a date other than the date of an annual shareholders meeting, the director's compensation will be prorated for less than a full year of service as a director, and the prorated compensation will be paid in the form of stock options valued as of the date of the director's election to the Board and cash as described in the preceding paragraph.

     Stock options granted to non-employee directors will provide for the purchase of Common Stock at prices not less than 100% of the fair market value thereof on the date the stock option is granted. Each grant will specify that the stock option may not be exercised until the first anniversary of the date of grant. In the case of a director who is elected to the Board on a date other than the date of an annual shareholders meeting, the date of grant for vesting purposes will be considered to be the date of the annual shareholders meeting that occurred immediately prior to the director's election. After the first anniversary of the date of grant, the stock option will be fully exercisable, without regard to whether the non-employee director continues to be a member of the Board on such first anniversary, until the stock option expires by its terms. Each grant will also specify that the option price is payable by the same methods as described above for Participants.

     Neither the Compensation Committee nor the Board of Directors will authorize the amendment of any outstanding stock option to reduce the option price without the further approval of the shareholders of the Company, and no stock option will be cancelled and replaced with stock options having a lower option price without the further approval of the shareholders of the Company. Each of the limitations described in this paragraph is subject to adjustments permitted in the event of a stock split, stock dividend, merger, consolidation or other corporate transaction as described in the 2000 Plan. See "Adjustments" below.

     Adjustments. The Compensation Committee has discretion to make adjustments in the maximum number of shares reserved for issuance under the 2000 Plan or that may be issued as part of any award, in the numbers of shares of Common Stock covered by outstanding stock options and appreciation rights granted hereunder, in the option price or grant price applicable to any stock options and appreciation rights, and/or in the kind of shares covered by awards (including shares of another issuer) in the event of (1) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (2) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (3) any other corporate transaction or event having an effect similar to any of the foregoing. The Compensation Committee, in its discretion, will make any such adjustments that it, in good faith, determines to be equitably required to prevent dilution or enlargement of the rights of Participants and directors that otherwise would result from any such transaction or event. Moreover, in the event of any such transaction or event, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the 2000 Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection with such substitution the surrender of all awards that are replaced.

     Appreciation Rights. The Compensation Committee may from time to time authorize grants of appreciation rights to any Participant upon such terms and conditions as it may determine. Appreciation rights may be granted in tandem with stock options or separate and apart from a grant of stock options. An appreciation right will be a right of the Participant to receive from the Company upon exercise an amount which will be determined by the Compensation Committee at the date of grant and will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. "Spread" means the excess of the fair market value of the Common Stock on the date the appreciation right is exercised over (1) the option price in the related stock option or (2) if there is no tandem stock option, the grant price provided for in the appreciation right, multiplied by the number of shares of Common Stock in respect of which the appreciation right is exercised.

     Each grant of an appreciation right made in tandem with stock options will specify the option price and any grant not made in tandem with stock options will specify the grant price, which in either case will not be less than 100% of fair market value of the Common Stock on the date of grant.

     Any grant may specify that the amount payable upon exercise of an appreciation right may be paid by the Company in cash, shares of Common Stock or any combination thereof, as determined by the Compensation Committee in its sole discretion. Any grant may also specify that the amount payable on exercise of an appreciation right may not exceed a maximum amount specified by the Compensation Committee at the date of grant.

     Each grant will specify the required periods of continuous service by the Participant with the Company or any subsidiary and/or the Management Objectives to be achieved before the appreciation rights or installments thereof will become exercisable, and will provide that no appreciation right may be exercised except at a time when the Spread is positive and with respect to any grant made in tandem with stock options, when the related stock option is also exercisable. The Compensation Committee may also grant limited stock appreciation rights, which would become exercisable in the event of a Change in Control (as defined in the 2000 Plan) or other similar transaction or event.

     Restricted Stock. The Compensation Committee may from time to time authorize grants or sales to any Participant of restricted stock upon such terms and conditions as it may determine in accordance with the provisions of the 2000 Plan. Each grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting and other ownership rights, but subject to the restrictions hereinafter referred to. Each grant or sale may limit the Participant's dividend rights during the period in which the shares of restricted stock are subject to any such restrictions. Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the fair market value of the Common Stock.

     Each grant or sale will specify the Management Objectives, if any, that are to be achieved in order for the ownership restrictions to lapse. Each such grant or sale will establish restrictions, such as required periods of continuous service, or other restrictions, including restrictions that constitute a "substantial risk of forfeiture" within the meaning of Section 83 of the Code and the regulations of the Internal Revenue Service thereunder. Any grant or sale may provide for the earlier termination of any such restrictions in the event of a Change in Control or other similar transaction or event. In addition, all such restrictions will terminate upon a Participant's termination of employment because of death, disability or retirement at or after age 62 (or age 55 with five years of employment with the Company), unless the termination of these restrictions would result in the loss of the Company's federal income tax deduction for the restricted stock under Section 162(m) of the Code.

     Each grant or sale will provide that during the period for which such restriction or restrictions are to continue, the transferability of the restricted stock will be prohibited or restricted in a manner and to the extent prescribed by the Compensation Committee at the date of grant (which restrictions may include, without limitation, rights of repurchase or first refusal of the Company or provisions subjecting the restricted stock to continuing restrictions in the hands of any transferee).

     Performance Units. The Compensation Committee may from time to time authorize grants to any Participant of performance units, which will become payable upon achievement of specified Management Objectives, upon such terms and conditions as it may determine in accordance with the provision of the 2000 Plan.

     Each grant will specify the time and manner of payment of performance units which have become payable, which payment may be made in (1) cash, (2) shares of Common Stock having a fair market value equal to the aggregate value of the performance units which have become payable, or (3) any combination thereof, as determined by the Compensation Committee in its sole discretion.

     Each grant of a performance unit may also contain such terms and provisions, consistent with the 2000 Plan, as the Compensation Committee may approve, including provisions relating to the payment of performance units upon termination of employment before the end of a performance period or upon a Change in Control or other similar transaction or event.

     Executive Compensation Plan Bonuses. The Compensation Committee may from time to time authorize payment of annual incentive compensation in the form of an Executive Compensation Plan Bonus to a Participant, which will become payable upon achievement of specified Management Objectives during a 12-month performance period. Executive Compensation Plan Bonuses will be payable upon such terms and conditions as the Compensation Committee may determine in accordance with the provisions of the 2000 Plan.

     The Compensation Committee will specify the time and manner of payment of an Executive Compensation Plan Bonus which becomes payable, which payment may be made in cash, shares of Common Stock or any combination thereof, as determined by the Compensation Committee in its sole discretion. If a Participant terminates employment for any reason before the last day of the performance period, the Compensation Committee has the sole discretion to determine whether an Executive Compensation Plan Bonus will be paid to the Participant and, if so, whether the Executive Compensation Plan Bonus will be prorated on the basis of time or other factors the Compensation Committee determines to be appropriate. In the event of a Change in Control during a performance period, each Participant's Executive Compensation Plan Bonus will be determined at the greater of the target level of achievement or the actual level of achievement of the Management Objectives at the time of the Change in Control, without proration for a performance period of less than 12 months.

     The Compensation Committee has broad discretion in its establishment of performance criteria for Participants under the 2000 Plan. Executive Compensation Plan Bonuses are currently determined by the Company's financial performance (or the performance of subsidiaries, in certain cases) in meeting certain Management Objectives. Currently, these Management Objectives consist of target levels of earnings per share in the case of the Company, and of revenue or operating cash flow in the case of subsidiaries. If financial performance is at or below threshold levels, Participants will earn no Executive Compensation Plan Bonuses. Financial performance at the target level earns Participants 100% of their bonus amounts, performance at the maximum level earns Participants 200% of their bonus amounts, and performance in between the threshold and maximum levels earns a pro rata amount reflecting the performance level achieved. Similar Management Objectives were applied in determining bonus levels under the 1995 Plan. As a result of the Company's financial performance in 1999, Participants in the 1995 Plan whose bonuses were determined by the Company's consolidated financial performance earned 57.89% of their target bonus amounts.

LIMITATION ON AWARDS

     Awards under the 2000 Plan will be subject to the following limitations:

          (a) No more than the total number of shares reserved for issuance under the 2000 Plan will be issued as stock options.

          (b) Of the aggregate 10,000,000 shares reserved for issuance under the 2000 Plan, no more than 2,500,000 shares will be issued or transferred as restricted stock.

          (c) The maximum aggregate number of shares that may be subject to stock options, appreciation rights and restricted stock granted to any Participant during a calendar year will not exceed 1,000,000 shares. This limitation will apply to the grant of appreciation rights whether the Spread on exercise is paid in cash or shares of Common Stock.

          (d) The maximum aggregate cash value of payments to any Participant for any performance period pursuant to an award of performance units will not exceed $3,000,000.

          (e) The maximum Executive Compensation Plan Bonus paid to any Participant during any calendar year will not exceed $2,000,000.

TRANSFERABILITY; AMENDMENTS; TERMINATION

     Except as otherwise provided in the agreement evidencing a Participant's award, (1) no stock option, appreciation right or performance unit or Executive Compensation Plan Bonus that has not become payable will be transferable by the Participant other than by will or the laws of descent and distribution and (2) no stock option or appreciation right granted to a Participant will be exercisable during the Participant's lifetime by any person other than the Participant or the Participant's guardian or legal representative.

     The 2000 Plan may be amended from time to time by the Compensation Committee or the Board of Directors but may not be amended without further approval by the shareholders of the Company if such amendment would result in the 2000 Plan failing to satisfy any applicable requirements of the New York

Stock Exchange, Rule 16b-3 of the Exchange Act or Section 162(m) of the Code. The Board of Directors may terminate the 2000 Plan at any time; provided, that no such termination will adversely affect any outstanding awards under the Plan.

BENEFITS UNDER THE 2000 PLAN

     The benefits that will be paid in the future under the 2000 Plan are currently not determinable. No awards have been granted under the 2000 Plan. A presentation of the benefits awarded to the Senior Executives under the 1995 Plan for the 1999 fiscal year may be found in "Executive Compensation and Other Matters -- Summary Compensation Table" and "-- Option/SAR Grants in Last Fiscal Year" on pages 20 and 21.

     As a group, the Senior Executives were awarded 961,000 options for Series B shares under the 1995 Plan with respect to 1999, at a grant date total present value of $6,827,348. All other employee participants in the 1995 Plan as a group were awarded 2,245,000 options for Series B shares in 1999 at a grant date total present value of $15,949,423. During 1999, non-employee directors as a group were awarded 82,670 options for Series B shares at a grant date total present value of $703,853. (See "Proposal One -- Election of Directors -- Nominees for Directors" and "-- Directors Continuing in Office" on pages 8 through 11 for a listing of the non-employee directors.)

FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the federal income tax consequences of the 2000 Plan is not comprehensive and is based on current income tax laws, regulations and rulings.

     Incentive Stock Options. An optionee does not recognize income upon the grant of an incentive stock option. Subject to the effect of the alternative minimum tax, discussed below, if an optionee exercises an incentive stock option in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option or within one year from the date of exercise, the optionee will not recognize any income by reason of the exercise and the Company will be allowed no deduction by reason of the grant or exercise. The optionee's basis in the shares acquired upon exercise will be the amount paid upon exercise. If the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, his or her gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of his or her gain or loss will be the difference between the amount realized on the disposition of the shares and his or her basis in the shares.

     If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise (an "Early Disposition"), the optionee generally will recognize ordinary income at the time of such Early Disposition which will equal the excess, if any, of the lesser of
(1) the amount realized on the Early Disposition, or (2) the fair market value of the shares on the date of exercise, over the optionee's basis in the shares. The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the Early Disposition of such shares over the fair market value of the shares on the date of exercise will be long-term or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of Early Disposition.

     The excess of the fair market value of the shares at the time the incentive stock option is exercised over the exercise price for the shares is an item of "tax preference" for alternative minimum tax purposes.

     Non-qualified Stock Options. Non-qualified stock options do not qualify for the special tax treatment accorded to incentive stock options under the Code. Although an optionee does not recognize income at the time of the grant of the option, he or she recognizes ordinary income upon the exercise of a non-qualified option in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and the amount of the exercise price.

     As a result of the optionee's exercise of a non-qualified stock option, the Company will be entitled to deduct as compensation an amount equal to the amount included in the optionee's gross income. The Company's deduction will be taken in the Company's taxable year in which the option is exercised.

     The excess of the fair market value of the stock on the date of exercise of a non-qualified stock option over the exercise price is not an item of tax preference for alternative minimum tax purposes.

     The stock options for non-employee directors under the 2000 Plan will be non-qualified stock options.

     Appreciation Rights. Recipients of appreciation rights do not recognize income upon the grant of awards. When a participant elects to receive payment under an appreciation right, he or she recognizes ordinary income in an amount equal to the cash and/or fair market value of shares received, and the Company is entitled to a deduction equal to such amount.

     Restricted Stock; Performance Units. Grantees of restricted stock and performance units do not recognize income at the time of the grants of such stock or units. However, when shares of restricted stock become free from any restrictions or when performance units are paid, grantees recognize ordinary income in an amount equal to the fair market value of the stock on the date all restrictions are satisfied. Alternatively, the grantee of restricted stock may elect to recognize income upon the grant of the stock and not at the time the restrictions lapse.

     Change in Control. If there is an acceleration of the vesting of benefits and/or an acceleration of the exercisability of stock options upon a Change in Control, all or a portion of the accelerated benefits may constitute "excess parachute payments" under Section 280G of the Code. The employee receiving an excess parachute payment incurs an excise tax of 20% of the amount of the payment in excess of the employee's average annual compensation over the five calendar years preceding the year of the Change in Control, and the Company is not entitled to a deduction for a similar amount.

     Limitation on Deduction. For taxable years beginning after 1993, Section 162(m) of the Code provides that no deduction will be allowed for certain remuneration with respect to a covered employee to the extent such remuneration exceeds $1 million. An employee is a covered employee if his or her compensation is required to be reported in the Summary Compensation Table of a company's proxy statement and he or she is employed as of the last day of the taxable year. Code Section 162(m) does not apply to compensation payable solely on account of the attainment of one or more performance goals if (1) the goals are determined by a committee of two or more outside directors, (2) the material terms under which the remuneration will be paid, including the goals, are disclosed to shareholders and approved by a majority of the shareholders, and
(3) except in the case of appreciation rights and eligible stock options, the Compensation Committee certifies that the goals have been met. Compensation arising from appreciation rights and stock options in which the exercise price is no less than the fair market value on the date of grant constitutes compensation on account of attainment of a performance goal as long as the shareholders approve the 2000 Plan, including the maximum number of shares per participant over a specific time period.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the voting power represented at the Annual Meeting entitled to vote on this proposal is required for approval.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSED 2000 PLAN.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company are as follows:

NAME                                                OFFICE CURRENTLY HELD           OFFICE HELD SINCE
----                                                ---------------------           -----------------
Robert W. Decherd.........................  Chairman of the Board, President, and
                                            Chief Executive Officer                       1987(1)
Ward L. Huey, Jr. ........................  Vice Chairman of the Board
                                            President/Broadcast Division                  1987(1)
Burl Osborne..............................  President/Publishing Division
                                            Publisher, The Dallas Morning News            1991(1)
Michael J. McCarthy.......................  Executive Vice President/General
                                            Counsel/Secretary                             1998(2)
James M. Moroney..........................  President/Belo Interactive, Inc.              1999(3)
Dunia A. Shive............................  Senior Vice President/Chief Financial
                                            Officer                                       1998(4)

---------------

(1) Member of the Board of Directors. (See "Election of Directors" above for additional information.)

(2) Mr. McCarthy, age 55, has been Executive Vice President of the Company since July 1998. He served as Senior Corporate Vice President from July 1997 through June 1998, and as Senior Vice President from January 1987 through June 1997. In addition, Mr. McCarthy has been General Counsel since October 1985 and has served as Secretary since February 2000 and from 1985 to 1998. From 1973 to September 1985, Mr. McCarthy was an associate and then partner in the law firm of Dow, Lohnes & Albertson in Washington, D.C.

(3) Mr. Moroney, age 43, has been President of Belo Interactive, Inc. since May 1999. He served as Executive Vice President of the Company from July 1998 through December 1999. Mr. Moroney served as President of the Company's Television Group from January 1997 until July 1998, and as Executive Vice President of the Television Group from January 1995 until January 1997. From November 1993 until January 1995, Mr. Moroney was Vice President of the Company's Broadcast Division.

(4) Ms. Shive, age 39, has been Senior Vice President/Chief Financial Officer of the Company since July 1998. She served as Senior Vice President/Corporate Operations from July 1997 through June 1998. From January 1996 until July 1997, Ms. Shive served as Vice President/Finance of the Company. Ms. Shive served as Vice President/Controller of the Company from January 1995 until January 1996, and was the Company's Controller from May 1993 through January 1995.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following information summarizes annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1999, 1998, and 1997, of the Chief Executive Officer and the other four most highly compensated executive officers (collectively, the "Senior Executives") of the Company:

SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                   ANNUAL COMPENSATION              ------------
                                        -----------------------------------------    SECURITIES
                                                                        OTHER        UNDERLYING
           NAME AND                                                     ANNUAL        OPTIONS/      ALL OTHER
           PRINCIPAL                                                 COMPENSATION       SARS       COMPENSATION
           POSITION              YEAR   SALARY($)(1)   BONUS($)(2)      ($)(3)          (#)           ($)(4)
           ---------             ----   ------------   -----------   ------------   ------------   ------------
Robert W. Decherd                1999     $696,000      $ 241,749            --       340,000        $ 65,918
Chairman of the Board,           1998     $696,000             --            --       200,000        $ 81,273
President, and Chief             1997     $625,000      $ 630,000            --       220,000        $ 81,317
Executive Officer
Ward L. Huey, Jr.                1999     $586,000      $ 186,579            --       240,000        $184,049
Vice Chairman of the Board       1998     $586,000             --            --       140,000        $203,910
President/Broadcast Division     1997     $525,000      $ 731,250            --       134,000        $203,855
Burl Osborne                     1999     $538,000      $ 163,510            --       200,000        $185,736
President/Publishing Division    1998     $538,000             --            --       120,000        $205,823
Publisher, The Dallas Morning    1997     $485,000      $ 702,500            --       110,000        $205,768
News
Michael J. McCarthy              1999     $385,000      $ 100,294            --        90,500        $ 47,020
Executive Vice President/        1998     $370,000             --            --        50,000        $ 56,485
General Counsel/Secretary        1997     $290,000      $ 415,688            --        37,200        $ 56,430
James M. Moroney                 1999     $385,000      $  89,151            --        90,500        $ 33,717
President/Belo Interactive,
  Inc.                           1998     $385,000      $  23,843(5)         --        50,000        $ 33,344
                                 1997     $350,000      $ 194,620            --        49,400        $ 33,662

---------------

(1) These amounts include annual director fees of $25,000 for each of Mr. Decherd, Mr. Huey, and Mr. Osborne for 1997. Beginning in 1998, employee directors no longer received separate compensation for Board service. Accordingly, each of Mr. Decherd, Mr. Huey, and Mr. Osborne received increments in their base compensation and target bonus amounts which, when combined, would total approximately $25,000 for each of 1998 and 1999.

(2) Amounts for 1997 include a one time special bonus award to the Senior Executives in the following amounts: Ward L. Huey, Jr., $250,000; Burl Osborne, $300,000; Michael J. McCarthy, $200,000; and James M. Moroney, $50,000.

(3) The total value of executive perquisites and benefits did not exceed the lesser of (i) $50,000 or (ii) 10% of the total annual salary and bonuses for any Senior Executive.

(4) Amounts in this column consist of the following for 1999: (i) amounts contributed by the Company to the Company's Employee Savings and Investment Plan (the "401(k) plan"), a non-discriminatory retirement plan established pursuant to Section 401(k) of the Code; and (ii) amounts contributed by the Company to the Company's Supplemental Executive Retirement Plan (the "SERP"). Amounts for 1998
and 1997 also include dollar value of premiums for life insurance purchased by the Company under its Management Security Plan.

                                                         EMPLOYEE
                                                        SAVINGS AND
                                                        INVESTMENT        SERP
                                                           PLAN       CONTRIBUTION
                         NAME                               ($)           ($)
                         ----                           -----------   ------------
Robert W. Decherd.....................................    $5,280        $ 60,638
Ward L. Huey, Jr. ....................................    $5,280        $178,769
Burl Osborne..........................................    $5,280        $180,456
Michael J. McCarthy...................................    $5,280        $ 41,740
James M. Moroney......................................    $5,280        $ 28,437

(5) This amount represents a bonus earned in Mr. Moroney's capacity as the President of the Company's Television Group prior to July 1998 with respect to the Company's television subsidiaries which met their financial performance levels for 1998.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     The stock options described below were awarded under the 1995 Plan. During 1999, all options granted were for Series B shares, and no limited stock appreciation rights were granted. The following table provides additional information regarding stock options granted during 1999 to the Senior
Executives:

                                         NUMBER OF    % OF TOTAL
                                         SECURITIES    OPTIONS
                                         UNDERLYING   GRANTED TO   EXERCISE                GRANT DATE
                                          OPTIONS     EMPLOYEES    OR BASE                  PRESENT
                                          GRANTED     IN FISCAL     PRICE     EXPIRATION     VALUE
                 NAME                      (#)(1)        YEAR       ($/SH)       DATE        ($)(2)
                 ----                    ----------   ----------   --------   ----------   ----------
Robert W. Decherd......................   340,000       10.61%     $19.125     12/16/09    $2,415,503
Ward L. Huey, Jr. .....................   240,000        7.49%     $19.125     12/16/09    $1,705,061
Burl Osborne...........................   200,000        6.24%     $19.125     12/16/09    $1,420,884
Michael J. McCarthy....................    90,500        2.82%     $19.125     12/16/09    $  642,950
James M. Moroney.......................    90,500        2.82%     $19.125     12/16/09    $  642,950

---------------

(1) All stock options shown above become exercisable in increments of 40% after one year and 30% after years two and three. Upon the occurrence of a Change in Control (as defined in the 1995 Plan; see "Compensation Pursuant to Certain Retirement Plans -- Pension Plan" on page 22 for the definition of Change in Control), all of the options become immediately exercisable, unless the Board of Directors has adopted resolutions making the acceleration provisions inoperative (or does so promptly following such occurrence). The 1995 Plan permits the payment of the exercise price of an option with shares of Common Stock which have been held for at least six months, or with the approval of the Compensation Committee, with shares which have been held for less than six months. In addition, the 1995 Plan permits the payment of minimum withholding taxes due upon exercise of an option with shares of Common Stock that are held by the optionee or shares of Common Stock issued upon the exercise of an option granted under the 1995 Plan.

(2) These values are determined using the Black-Scholes option pricing model. The Black-Scholes option pricing model is one of the methods permitted by the Securities and Exchange Commission for estimating the present value of options. The Black-Scholes option pricing model is based on assumptions as to certain variables as described below, and is not intended to estimate, and has no direct correlation to, the value of stock options that an individual will actually realize. The actual value of the stock options that a Senior Executive may realize, if any, will depend on the excess of the market price on the date of exercise over the exercise price. The values listed above were based on the following assumptions: volatility (measured as the annualized standard deviation of the sample, as determined from the past 20 quarters, ending with the third quarter of 1999) -- .1865; risk free rate of return -- 6.13%; dividend yield -- 1.40%; time of exercise -- 10 years; and discount for risk of forfeiture -- 3%.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

    No stock options were exercised during 1999 by the Senior Executives. The following table shows information concerning the exercise of stock options during 1999 by the Senior Executives and the estimated value of unexercised options held by such individuals at year-end:



                                                                                   NUMBER OF            VALUE OF
                                                                                  SECURITIES          UNEXERCISED
                                                                                  UNDERLYING          IN-THE-MONEY
                                                                                 OPTIONS/SARS         OPTIONS/SARS
                                                                                   AT FY-END           AT FY-END
                                             SHARES ACQUIRED                        (#)(1)               ($)(2)
                                               ON EXERCISE     VALUE REALIZED    EXERCISABLE/         EXERCISABLE/
        NAME                                       (#)              ($)          UNEXERCISABLE       UNEXERCISABLE
        ----                                 ---------------    ------------     -------------       -------------

Robert W. Decherd......................            --                --            335,950/            $  264,666/
                                                                                   780,000             $  472,500

Ward L. Huey, Jr.......................            --                --            534,100/            $1,346,081/
                                                                                   564,200             $  372,750

Burl Osborne...........................            --                --            514,880/            $1,724,991/
                                                                                   505,000             $  357,000

Michael J. McCarthy....................            --                --            203,740/            $  717,132/
                                                                                   211,660             $  144,375

James M. Moroney.......................            --                --            172,856/            $  364,109/
                                                                                   135,320             $   39,375



----------

(1) Of the exercisable options, the following numbers of shares underlying options are for Series B shares for each of the Senior Executives: Mr. Decherd -- 335,950 shares; Mr. Huey -- 388,800 shares; Mr. Osborne -- 322,200 shares; Mr. McCarthy -- 122,040 shares; and Mr. Moroney -- 139,580 shares. The remaining exercisable options are for Series A shares. All of the unexercisable options presented are options for Series B shares.

(2) Based on the closing price of $19.0625 of the Company's Series A shares on the NYSE on December 31, 1999, less the exercise price of the options.







                                      21-A

COMPENSATION PURSUANT TO CERTAIN RETIREMENT PLANS

     Pension Plan. The Company maintains a non-contributory pension plan available to substantially all of its employees who have completed one year of service and have reached 21 years of age. The following table reflects the expected annual benefits, computed on a 10-year certain and life annuity basis, payable under the plan to a fully vested Senior Executive of the Company upon retirement at age 65 after the credited years of service and at the annual remuneration levels set forth in the table.

     AVERAGE ANNUAL
      COMPENSATION                                    YEARS OF SERVICE(1)
         DURING            --------------------------------------------------------------------------
    FINAL FIVE YEARS          10         15         20         25         30         35         40
    ----------------       --------   --------   --------   --------   --------   --------   --------
  $150,000...............  $ 20,522   $ 30,782   $ 41,043   $ 51,304   $ 61,565   $ 71,825   $ 80,075
  $250,000...............  $ 35,022   $ 52,532   $ 70,043   $ 87,554   $105,065   $122,575   $128,790
  $350,000...............  $ 49,522   $ 74,282   $ 99,043   $123,804   $128,790   $128,790   $128,790
  $450,000...............  $ 64,022   $ 96,032   $128,043   $128,790   $128,790   $128,790   $128,790
  $550,000...............  $ 78,522   $117,782   $128,790   $128,790   $128,790   $128,790   $128,790
  $650,000...............  $ 93,022   $128,790   $128,790   $128,790   $128,790   $128,790   $128,790
  $750,000...............  $107,522   $128,790   $128,790   $128,790   $128,790   $128,790   $128,790
  $850,000 or above......  $122,022   $128,790   $128,790   $128,790   $128,790   $128,790   $128,790

---------------

(1) Benefits listed in the table above are not subject to reduction for Social Security amounts. The table does not reflect all of the limitations on accrued benefits imposed by Section 415 of the Code, which currently limits such benefits to $130,000. Prior to January 1, 1983, actual benefits were accrued subject to a maximum limitation of $136,425. The table also does not reflect the limitations imposed by Section 401(a)(17) of the Code on annual compensation to be taken into account in determining pension benefits, which in 1999 was limited to $160,000.

     The Company's pension plan provides for the payment of a monthly retirement benefit based on credited years of service and the average of five consecutive years of highest annual compensation out of the ten most recent calendar years of employment. Compensation covered under the plan includes regular pay plus overtime, bonuses, commissions, and any contribution made by the Company on behalf of an employee pursuant to a deferral election under any benefit plan containing a cash or deferred arrangement. Covered compensation excludes certain non-cash earnings and Company matching contributions to the Company's 401(k) plan. A participant's interest in the plan becomes fully vested upon completion of five years of credited service, or upon attainment of age 62, whichever first occurs. Retirement benefits under the plan are paid to participants upon normal retirement at the age of 65 or later, or upon early retirement, which may occur at age 62 (or age 55 with five years of service). The plan also provides for the payment of death benefits. As of December 31, 1999, the Senior Executives have credited years of service under the plan as follows: Mr. Decherd -- 26 years; Mr. Huey -- 39 years; Mr. Osborne -- 19 years; Mr. McCarthy -- 14 years; and Mr. Moroney -- 21 years. The covered compensation of such persons under the pension plan is substantially the same as the annual compensation indicated in the Summary Compensation Table on page 20, except that such covered compensation was capped at $160,000 for all participants in 1999.

     Upon the occurrence of certain events, (1) the benefits of all active participants in the pension plan become fully vested and nonforfeitable and (2) the excess of plan assets over the present value of accrued benefits, if any, are applied to provide active participants with an additional vested benefit equivalent to the benefit such participants should have received under Department of Labor Regulations Section 2618.32(a), as in effect prior to July 1, 1996, if the plan had then terminated. The events giving rise to (1) and (2) above are generally identical to those giving rise to a "Change in Control," as defined in the 1995 Plan. A "Change in Control" is generally defined in the 1995 Plan as the commencement of a tender offer or exchange offer, a change in control (which is deemed to occur when any group, entity, or other person that theretofore beneficially owned less than 30% of the total number of outstanding shares of Common Stock acquires shares, which acquisition results in such group, entity, or person having more than 30% beneficial ownership), approval or consummation of certain mergers, sales, exchanges, or dispositions of the Company's assets, or certain changes in the composition of the Board of Directors of the Company during any period of two consecutive years.

     Management Security Plan. The Management Security Plan was instituted as of January 1, 1980 to provide retirement and death benefits at a reduced cost through group rates to a select group of management and highly compensated employees, including four of the five Senior Executives, who contribute materially to the growth, development, and success of the Company. The Management Security Plan, other than the amounts of benefits awarded thereunder, is administered by a committee that serves at the discretion of the Board of Directors, the members of which committee may be participants in the plan. The Management Security Plan is currently administered by the Compensation Committee, none of whose members is a participant in the plan. The Management Security Plan provides for a death benefit equal to 100% of the participant's salary at the date the participant became a participant in the plan, payable for the first year after death, and then 50% of the participant's salary for the next nine years thereafter or until the participant would have reached age 65 (whichever is longer). If the participant survives to year 65, then such amounts will be paid out over 10 years after retirement. In 1988 the Company determined to freeze the level of benefits under the Management Security Plan, and no additional participants have been added to the plan since such time. In addition, no amounts were contributed to the Management Security Plan by the Company on behalf of the Senior Executives for 1999 and, at its December 1999 meeting, the Compensation Committee determined to terminate the Management Security Plan, effective January 1, 2000. Benefits accrued to participants in the Management Security Plan will be transferred to the Supplemental Executive Retirement Plan. See "Supplemental Executive Retirement Plan" below. As of December 31, 1999, the estimated annual benefits under the Management Security Plan payable upon retirement at age 65 to the Senior Executives participating in the plan are as follows: Mr. Decherd -- $384,589; Mr. Huey -- $120,007; Mr. Osborne -- $74,227; and Mr. McCarthy -- $104,250.

     Supplemental Executive Retirement Plan. The SERP was adopted by the Compensation Committee in December 1992 for senior corporate officers and other key executives selected by the Compensation Committee. This group includes the Senior Executives. The SERP's purpose is to help offset the Code limits on the Company's qualified retirement plans. The SERP's specific objective, when combined with the Company's pension plan, is to provide a benefit at age 65 of 60% of final average pay (the average of the total salary and target bonus during the last five completed calendar years of employment) to the senior corporate officers. During 1999, Company contributions to the 401(k) Plan and Management Security Plan were offset in calculating a participant's benefit. However, since the SERP is a defined contribution plan, the actual benefit to be received by any participant will be dependent on the participant's account balance at the time of retirement. In addition, at its December 1999 meeting, the Compensation Committee amended the SERP effective January 1, 2000 to restore to additional participants selected by the Compensation Committee benefits limited by the annual compensation cap for determining pension benefits imposed by Section 401(a)(12) of the Code. The payment of benefits under the SERP will be subject to the same terms and conditions described above for the payment of benefits under the Company's pension plan. (See the description of the Company's pension plan on pages 22 and 23 above. See also footnote (4) to the Summary Compensation Table on pages 20 and 21 above for the amounts contributed to the SERP by the Company on behalf of the Senior Executives for 1999.) The Company has established a trust to hold the contributions to the SERP, which contributions are subject to the claims of the Company's creditors. As a result of the establishment of the trust, benefits payable under the SERP will be protected in the event of a Change in Control of the Company.

COMPENSATION OF DIRECTORS

     Non-employee directors receive an annual compensation package valued at $85,000. One-half of this amount is paid in stock options for Series B shares (relying on the Black-Scholes option pricing model on the date of grant), with exercise prices equal to the closing price of Series A shares on the date of grant. Directors elect in advance to receive all or a portion of the remaining amount in additional stock options for Series B shares or in cash. Non-employee directors who serve as committee chairs receive an additional $5,000 in cash. No additional fee is paid to non-employee directors for attendance at regularly scheduled Board and committee meetings; attendance at special meetings of the Board and special committee meetings is compensated at $1,250 per meeting ($2,500 for a committee chair). Directors who are employees of the Company do not receive separate compensation for Board service. (See footnote 1 to the Summary Compensation Table on page 20.)

CERTAIN TRANSACTIONS

     The Company and two of its subsidiaries have each entered into agreements with a subsidiary of Austin Industries, Inc. relating to new construction and renovations at the primary business sites of each of these entities. These agreements provide for aggregate payments of approximately $13,024,255 for such services, of which approximately $6,475,211 was incurred by the Company and its subsidiaries during the year ended December 31, 1999. William T. Solomon, a director of the Company, is Chairman and Chief Executive Officer of Austin Industries, Inc.. The Company believes that the above-described agreements were on terms as favorable as would have been received from independent third parties.

     On August 1, 1998, the Company entered into a three-year lease with The Tetra Group, Inc., pursuant to which The Tetra Group, Inc. leased approximately 2,900 square feet of office space from the Company at an annual rental rate of $38,821. Hugh G. Robinson, a director of the Company, is Chairman and Chief Executive Officer of The Tetra Group, Inc. The Company believes that the above-described lease was on terms as favorable as would have been received from an independent third party.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on information provided to the Company by the Reporting Persons, the Company believes that all filings required to be made by the Reporting Persons during the fiscal year ended December 31, 1999 were made on a timely basis, except for the reporting on a Form 4 of a transaction which occurred in August 1999 by trusts for which Mr. Bassett serves as trustee, and his becoming trustee of trusts holding shares of the Company following the death of his spouse in April 1995.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

THE COMPENSATION COMMITTEE

     The Compensation Committee (the "Committee") is composed entirely of independent outside directors. The Board of Directors has delegated to the Committee the authority to review, consider and determine the compensation of the Company's senior executive officers listed in the Summary Compensation Table on page 20 (the "Senior Executives"). The Committee follows the guidelines of the Company's Executive Compensation Plan (the "ECP"), under which the Committee makes recommendations to the Board of Directors regarding salary levels for the Senior Executives and makes the final determination regarding bonuses and awards of stock options and other stock-based compensation to such persons under the 1995 Executive Compensation Plan (the "1995 Plan"). Levels of compensation for participants other than the Senior Executives are determined in a manner similar to that described below for the Senior Executives. Subject to approval of the Belo 2000 Executive Compensation Plan (the "2000 Plan") by the shareholders at the 2000 Annual Meeting and after issuance of the remaining shares under the 1995 Plan, future bonus opportunities and stock-based awards currently awarded under the 1995 Plan will be awarded under the 2000 Plan. The Committee expects to administer the 2000 Plan in a manner substantially similar to its administration of the 1995 Plan. See "Proposal Two -- Approval of the Belo 2000 Executive Compensation Plan" on pages 12 through 18.

EXECUTIVE COMPENSATION PLAN

     The ECP was implemented January 1, 1989. The key elements of the ECP are an annual base salary, an annual target bonus opportunity, and long-term incentive awards issued under the 1995 Plan. The ECP is administered by the Committee, the members of which are not eligible to participate in the ECP. Officers of the Company and its subsidiaries, including the Chief Executive Officer and the other Senior Executives are automatically eligible to participate in the ECP. The Committee selects additional participants according to their ability to affect significantly the profitability of the Company.

     The ECP is designed to provide a competitive level of compensation to key executives, managers and professionals through annual compensation as well as long-term awards. The goals of the ECP are: (1) to establish a competitive compensation program to attract, retain and motivate employees in those positions that most directly affect the Company's overall performance, and (2) to encourage coordinated and sustained effort toward enhancing the Company's performance and maximizing the Company's value to its shareholders. The receipt by participants of bonus amounts is entirely dependent upon the achievement of Company financial performance targets.

     Long-term incentive awards (stock options or other stock-based awards) are granted in December of each year. At the same time, base salary levels and bonus opportunities are established for the following year. The Committee considers an ECP participant's annual compensation package to include the long-term incentive awards granted in December of the prior year, plus base salary and bonus opportunity as determined for the current fiscal year. However, the rules of the Securities and Exchange Commission require the reporting of compensation on a calendar year basis. Consequently, the compensation packages presented herein and in the Summary Compensation Table on page 20 include base salary and bonus opportunities awarded with respect to 1999, which were established by the Committee in December 1998, and option awards granted in December 1999.

     The Committee works closely with the Chief Executive Officer and the Chief Financial Officer in formulating its recommendations. It is the policy of the Company to strive to establish a level for each element of a participant's compensation that is approximately equal to the seventy-fifth percentile for comparable companies. This target percentile was established at a level the Committee believes is necessary to attract and retain outstanding executives. For comparative purposes, the Committee utilizes a special cut survey of peer media companies in determining base salaries and bonus opportunities and a broader survey of companies in determining long-term incentive awards. The survey is conducted by a nationally recognized compensation consultant. The companies included in both the general compensation survey and the special cut survey vary somewhat from those included in the group of peer companies indicated in the Performance Graph on page 28 because certain companies included in the peer group do not participate in the compensation survey and some companies that participate in the compensation survey are not public companies.

     Base Salary. The base salaries of the Senior Executives for 1999 were set at levels approximating the target percentile of the special cut survey aimed for by the Committee, and except for an increase resulting from the promotion of Mr. McCarthy during 1998, were unchanged from the base salary levels set for each such individual with respect to 1998.

     Annual Performance Bonus Opportunity. Each ECP participant has an opportunity to earn an annual bonus based entirely upon the financial performance of the participant's organizational entity. The Committee uses a percent of the base salary of each ECP participant to establish the participant's bonus opportunity range, based on survey comparisons. The Committee annually reviews minimum, target and maximum levels of financial performance for each organizational entity, based on business plans developed by Company management. Each Senior Executive's bonus opportunity is based on the financial performance of the Company as a whole. Bonus amounts for ECP participants are determined shortly following the end of each calendar year.

     If minimum performance levels have not been achieved, participants earn no bonuses. Performance at the target level earns participants 100% of their bonus amounts, and performance at the maximum level earns participants 175% of their bonus amounts. If performance falls between the minimum level and the target level, participants receive a prorated amount up to the target bonus amount reflecting performance in excess of the minimum level. If performance falls between the target and maximum performance levels, participants receive 100% of their bonus amounts, plus an additional pro rata amount reflecting performance in excess of the target level. The Committee believes that linking the bonus opportunity directly to financial performance gives ECP participants an incentive to focus on management objectives. Because the Company's financial performance during 1999 fell between the minimum and target performance levels for 1999, the Senior Executives received a prorated bonus amount of 57.89% of the target performance level.

     Long-Term Awards. The long-term incentive component of the ECP is designed to encourage the retention of key executives, and the ultimate value of long-term awards is determined by the Company's performance as reflected in the market price of its stock. The Committee assigns to each ECP participant a long-term incentive factor, expressed as a percent of base salary. The Committee strives to set long-term incentive levels for participants that would place them at approximately the seventy-fifth percentile of the survey considered by the Committee. In determining levels of long-term incentive awards for participants, the Committee attempts to estimate the present value of these awards, assuming the Company's growth approximates media industry norms, and making use of the Black-Scholes option pricing model. In determining stock option awards in December 1999, the Committee used the Black-Scholes model and, in certain cases, additional criteria. Additional criteria used by the Committee included the level of responsibility of each participant and such person's past and potential contribution toward the Company's performance. The number of options awarded the Senior Executives was approximately equivalent to the number of options determined using the Black-Scholes model alone. Subject to approval by the shareholders at the 2000 Annual Meeting and after issuance of the remaining shares under the 1995 Plan, long-term incentive awards with respect to calendar year 2000 will be awarded to ECP participants under the 2000 Plan. See "Proposal Two -- Approval of the Belo 2000 Executive Compensation Plan" on pages 12 through 18.

     Stock Options. A total of 961,000 options for the Company's Series B shares were granted to Senior Executives in 1999 under the 1995 Plan. The Committee established an exercise price for such options equal to the market price of the Series A shares on the date of grant. (See the Option/SAR Grants in Last Fiscal Year table on page 21.) The Committee has never granted options at exercise prices other than the market price of the Series A shares on the date of grant and has never adjusted such prices retroactively (except pursuant to the antidilution provisions of the options in connection with various stock dividends).

     While the value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of its Common Stock at any particular point in time, the decision as to whether this value will be realized in any particular year is primarily determined by each individual executive. Accordingly, in analyzing annual compensation levels, the Committee does not consider gains realized during any particular year by any of the Senior Executives as a result of individual decisions to exercise stock options or to sell restricted shares received in previous years.

CEO COMPENSATION

     Mr. Decherd is a participant in the ECP. In December 1999, the Committee awarded Mr. Decherd stock options for 340,000 Series B shares. This amount was determined using the Black-Scholes option pricing model. Mr. Decherd's base salary was established at a level generally corresponding to the compensation level aimed for by the Committee, and was unchanged from Mr. Decherd's base salary with respect to 1998. Mr. Decherd's 1999 bonus amount under the ECP was determined solely in relation to the consolidated financial performance of the Company and its subsidiaries. As a result of the target financial performance levels established by the Committee with respect to 1999, Mr. Decherd received a bonus amount of $241,749 with respect to 1999 reflecting Company performance of 57.89% of the target performance level.

ONE MILLION DOLLAR LIMIT ON THE DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Omnibus Budget Reconciliation Act of 1993 placed a one million dollar limit on the deductibility of certain compensation paid to the Chief Executive Officer and the other Senior Executives for tax years beginning on or after January 1, 1994. Certain compensation, including performance-based compensation meeting specified requirements, is exempt from the limit. Neither the 1995 Plan nor the 2000 Plan, if approved by the shareholders at the 2000 Annual Meeting, prohibits the Company from granting awards that are not subject to the deduction limit established by Section 162(m) of the Code. The Committee intends to grant awards that are not subject to the deduction limit to the extent that the structure of such awards is consistent with corporate performance objectives.

Respectfully submitted,

COMPENSATION COMMITTEE

John W. Bassett, Jr., Chairman
Judith L. Craven, M.D., M.P.H.
Laurence E. Hirsch
Arturo Madrid, Ph.D.
J. McDonald Williams

                               PERFORMANCE GRAPH

     The following graph compares the annual cumulative total shareholder return on an investment of $100 on December 31, 1994 in the Company's Series A shares, based on the market price of the Series A shares and assuming reinvestment of dividends, with the cumulative total return of a similar investment in companies on the Standard & Poor's 500 Stock Index and in a group of peer companies selected by the Company on a line-of-business basis and weighted for market capitalization. The Company's peer group includes the following companies: BHC Communications, Inc.; Central Newspapers, Inc.; Dow Jones & Company, Inc.; Gannett Company, Inc.; Granite Broadcasting Corporation; Hearst-Argyle Television, Inc.; Knight-Ridder, Inc.; Lee Enterprises, Inc.; McClatchy Newspapers, Inc.; Media General, Inc.; The New York Times Company; Pulitzer Publishing Company; The E. W. Scripps Company; Times Mirror Company; Tribune Company; The Washington Post Company; and Young Broadcasting Corporation. The Company is not included in the calculations of peer group cumulative total shareholder return on investment.

                              [PERFORMANCE GRAPH]

---------------------------------------------------------------------------------------------------------------------------------
                                12/31/94         12/31/95         12/31/96         12/31/97         12/31/98         12/31/99
---------------------------------------------------------------------------------------------------------------------------------
 Belo                             100              124              126              205              147              143

 S&P 500                          100              137              169              234              289              350

 Peer Group                       100              126              156              225              246              310


                           ANNUAL REPORT ON FORM 10-K

     UPON WRITTEN REQUEST OF ANY BENEFICIAL SHAREHOLDER OR SHAREHOLDER OF RECORD, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 (INCLUDING THE EXHIBITS, FINANCIAL STATEMENTS, AND THE SCHEDULES THERETO) REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, MAY BE OBTAINED, WITHOUT CHARGE, FROM THE CORPORATE SECRETARY AT P.O. BOX 655237, DALLAS, TEXAS 75265-5237.

                              INDEPENDENT AUDITORS

     Ernst & Young LLP, independent auditors, served as independent auditors for the Company for the fiscal year ended December 31, 1999, and will serve in such capacity for the current fiscal year. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions presented at the Annual Meeting.

                             SHAREHOLDER PROPOSALS

     A shareholder who intends to introduce a proposal for consideration at the Company's 2001 Annual Meeting may seek to have that proposal and a statement in support of the proposal included in the Company's Proxy Statement if the proposal relates to a subject that is permitted under SEC Rule 14a-8. Additionally, in order to be eligible for inclusion in the Company's Proxy Statement, the shareholder must submit the proposal and supporting statement to the Company not later than December 1, 2000 and must satisfy the other requirements of Rule 14a-8.

     A shareholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in the Company's Proxy Statement pursuant to Rule 14a-8. The Company's Amended and Restated Bylaws provide that any such proposals or nominations must be submitted to the Company between February 9, 2001 and March 11, 2001 in order to be considered at the Company's 2001 Annual Meeting and must satisfy the other requirements with respect to such proposals or nominations contained in the Company's Bylaws. If the shareholder does not also comply with the requirements of SEC Rule 14a-4, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal or nomination made by a shareholder.

     Copies of the Company's Amended and Restated Bylaws and SEC Rules 14a-4 and 14a-8 may be obtained by contacting the Corporate Secretary at P.O. Box 655237, Dallas, Texas 75265-5237, or by telephone at (214) 977-6606.

                                 OTHER MATTERS

     At the date of this Proxy Statement, management was not aware that any matters not referred to in this Proxy Statement would be presented for action at the Annual Meeting. If any other matters should come before the Annual Meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

                                             By Order of the Board of Directors

                                                    MICHAEL J. McCARTHY
                                                         Secretary

Dated: March 31, 2000

                                                                       EXHIBIT A

                                      BELO
                        2000 EXECUTIVE COMPENSATION PLAN

     A.H. Belo Corporation, a Delaware corporation ("Belo"), establishes the Belo 2000 Executive Compensation Plan (the "Plan"), effective as of January 1, 2000, subject to shareholder approval.

     1. Purpose. The purpose of the Plan is to attract and retain the best available talent and encourage the highest level of performance by directors, executive officers and selected employees, and to provide them incentives to put forth maximum efforts for the success of Belo's business, in order to serve the best interests of Belo and its shareholders.

     2. Definitions. The following terms, when used in the Plan with initial capital letters, will have the following meanings:

          (a) "Appreciation Right" means a right granted pursuant to Paragraph
     7.

          (b) "Award" means an Executive Compensation Plan Bonus, an Appreciation Right, a Stock Option, a Performance Unit or a grant or sale of Restricted Stock.

          (c) "Board" means the Board of Directors of Belo.

          (d) "Change in Control" means the first to occur of the events described in (i) through (iv) below, unless the Board has adopted a resolution prior to or promptly following the occurrence of any such event stipulating, conditionally, temporarily or otherwise, that any such event will not result in a change in control of Belo:

             (i) the commencement of, or first public announcement of the intention of any person or group (within the meaning of Section 3(b) of, and Rule 13d-5(b) promulgated under, the Securities Exchange Act of 1934, as amended, respectively) to commence, a tender offer or exchange offer (other than an offer by Belo or any Subsidiary) for all, or any part of, the Common Stock;

             (ii) the public announcement by Belo or by any group (as defined in clause (i) above), entity or person (other than Belo, any Subsidiary, or any savings, pension or other benefit plan for the benefit of employees of Belo or any Subsidiary) which, through a transaction or series of transactions has acquired, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of more than 30% of the total number of shares of Common Stock that such group, entity or person has become such a beneficial owner;

             (iii) the approval by Belo's shareholders (or, if such approval is not required, the consummation) of a merger in which Belo does not survive as an independent publicly owned corporation, a consolidation, or a sale, exchange, or other disposition of all or substantially all Belo's assets; or

             (iv) a change in the composition of the Board during any period of two consecutive years such that individuals who at the beginning of such period were members of the Board cease for any reason to constitute at a majority thereof, unless the election, or the nomination for election by Belo's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

          (e) "Code" means the Internal Revenue Code of 1986, as in effect from time to time.

          (f) "Committee" means the Compensation Committee of the Board and, to the extent the administration of the Plan has been assumed by the Board pursuant to Paragraph 15, the Board.

          (g) "Common Stock" means the Series A Common Stock, par value $1.67 per share, and the Series B Common Stock, par value $1.67 per share, of Belo or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph 12. Shares of Common Stock issued or transferred pursuant to the Plan will be shares of Series A Common Stock or Series B Common Stock, as determined by the Committee in its discretion. Notwithstanding the foregoing, the Committee will not authorize the issuance or transfer of Series B Common Stock if the Committee determines that such issuance or transfer would cause the Series A Common Stock to be excluded from trading in the principal market in which the Common Stock is then traded.

          (h) "Date of Grant" means (i) with respect to Participants, the date specified by the Committee on which a grant of Stock Options, Appreciation Rights or Performance Units or a grant or sale of Restricted Stock will become effective and (ii) with respect to Directors, the date specified in Paragraph 6.

          (i) "Director" means a member of the Board who is not a regular full-time employee of Belo or any Subsidiary.

          (j) "Executive Compensation Plan Bonus" means the right to receive an annual incentive compensation payment made pursuant to and subject to the conditions set forth in Paragraph 10.

          (k) "Grant Price" means the price per share of Common Stock at which an Appreciation Right not granted in tandem with a Stock Option is granted.

          (l) "Management Objectives" means the measurable performance objectives, if any, established by the Committee for a Performance Period that are to be achieved with respect to an Award granted to a Participant under the Plan. Management Objectives may be described in terms of Company-wide objectives or in terms of objectives that are related to performance of the division, Subsidiary, department or function within Belo or a Subsidiary in which the Participant receiving the Award is employed or on which the Participant's efforts have the most influence. The achievement of the Management Objectives established by the Committee for any Performance Period will be determined without regard to the effect on such Management Objectives of any acquisition or disposition by Belo of a trade or business, or of substantially all of the assets of a trade or business, during the Performance Period and without regard to any change in accounting standards by the Financial Accounting Standards Board or any successor entity. The Management Objectives established by the Committee for any Performance Period under the Plan will consist of one or more of the following:

             (i) earnings per share and/or growth in earnings per share in relation to target objectives, excluding the effect of extraordinary or nonrecurring items;

             (ii) operating cash flow and/or growth in operating cash flow in relation to target objectives;

             (iii) net income and/or growth in net income in relation to target objectives, excluding the effect of extraordinary or nonrecurring items;

             (iv) revenue and/or growth in revenue in relation to target objectives;

             (v) total shareholder return (measured as the total of the appreciation of and dividends declared on the Common Stock) in relation to target objectives;

             (vi) return on invested capital in relation to target objectives;

             (vii) return on shareholder equity in relation to target objectives; and

             (viii) return on assets in relation to target objectives.

          If the Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of Belo, or the manner in which Belo conducts its business, or any other events or circumstances, the Management Objectives are no longer suitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, with respect to a Performance Period as the Committee deems appropriate and equitable, except where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or minimum acceptable level of achievement.

          (m) "Market Value per Share" means, at any date, the closing sale price of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) in the principal market in which the Common Stock is traded.

          (n) "Option Price" means the purchase price per share payable on exercise of a Stock Option.

          (o) "Participant" means a person who is selected by the Committee to receive benefits under the Plan and who is at that time an executive officer or other key employee of Belo or any Subsidiary. Except for Stock Options granted to Directors pursuant to Paragraph 6, a Director will not receive benefits under the Plan.

          (p) "Performance Period" means, with respect to an Award, a period of time within which the Management Objectives relating to such Award are to be measured. The Performance Period for an Executive Compensation Plan Bonus will be a period of 12 months, and the Performance Period for all other Awards will be established by the Committee at the time the Award is granted, subject to the provisions of Paragraph 9.

          (q) "Performance Unit" means a unit equivalent to $100 (or such other value as the Committee determines) granted pursuant to Paragraph 9.

          (r) "Restricted Stock" means shares of Common Stock granted or sold pursuant to Paragraph 8 as to which neither the ownership restrictions nor the restrictions on transfer referred to therein have expired.

          (s) "Rule 16b-3" means Rule 16b-3 under the Section 16 of the Securities Exchange Act of 1934, as amended, (or any successor rule to the same effect) as in effect from time to time.

          (t) "Spread" means the excess of the Market Value per Share on the date an Appreciation Right is exercised over (i) the Option Price provided for in the related Stock Option or (ii) if there is no tandem Stock Option, the Grant Price provided for in the Appreciation Right, multiplied by the number of shares of Common Stock in respect of which the Appreciation Right is exercised.

          (u) "Stock Option" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 5 or Paragraph 6.

          (v) "Subsidiary" means (i) any corporation of which at least 50% of the total combined voting power of all outstanding shares of stock is owned directly or indirectly by Belo, (ii) any partnership of which at least 50% of the profits interest or capital interest is owned directly or indirectly by Belo and (iii) any other entity of which at least 50% of the total equity interest is owned directly or indirectly by Belo.

     3. Shares Available Under Plan. Subject to adjustment as provided in Paragraph 12, the shares of Common Stock which may be issued or transferred and covered by outstanding Awards granted under the Plan will not exceed in the aggregate 10 million shares. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. The number of shares available under this Paragraph 3 will be adjusted to include shares that (i) relate to Awards that expire or are forfeited or (ii) are transferred, surrendered or relinquished to Belo upon the payment of any Option Price or upon satisfaction of any withholding amount. Upon payment in cash of the benefit provided by any Award granted under the Plan, any shares that were covered by that Award will again be available for issue or transfer under the Plan.

     4. Limitations on Awards. Subject to adjustment as provided in Paragraph 12, awards under the Plan will be subject to the following limitations:

          (a) Of the aggregate 10 million shares reserved for issuance under the Plan, no more than 2.5 million shares of Common Stock will be issued or transferred as Restricted Stock.

          (b) No more than 10 million shares of Common Stock reserved for issuance under the Plan will be issued as Stock Options.

          (c) The maximum aggregate number of shares of Common Stock that may be subject to Stock Options, Appreciation Rights and Restricted Stock granted to a Participant during any calendar year will not exceed 1 million shares. The foregoing limitation will apply to the grant of Appreciation Rights whether the Spread on exercise is paid in cash or in shares of Common Stock.

          (d) The maximum aggregate cash value of payments to any Participant for any Performance Period pursuant to an award of Performance Units will not exceed $3 million.

          (e) The payment of an Executive Compensation Plan Bonus to any Participant will not exceed $2 million.

     5. Stock Options for Participants. The Committee may from time to time authorize grants to any Participant of options to purchase shares of Common Stock upon such terms and conditions as it may determine in accordance with this Paragraph 5. Each grant of Stock Options may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

          (a) Each grant will specify the number of shares of Common Stock to which it pertains.

          (b) Each grant will specify the Option Price, which will not be less than 100% of the Market Value per Share on the Date of Grant.

          (c) Each grant will specify whether the Option Price will be payable
     (i) in cash or by check acceptable to Belo, (ii) by the actual or constructive transfer to Belo of shares of Common Stock owned by the Participant for at least six months (or, with the consent of the Committee, for less than six months) having an aggregate Market Value per Share at the date of exercise equal to the aggregate Option Price, (iii) with the consent of the Committee, by authorizing Belo to withhold a number of shares of Common Stock otherwise issuable to the Participant having an aggregate Market Value per Share on the date of exercise equal to the aggregate Option Price or (iv) by a combination of such methods of payment; provided, however, that the payment methods described in clauses (ii) and
     (iii) will not be available at any time that Belo is prohibited from purchasing or acquiring such shares of Common Stock.

          (d) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates.

          (e) Successive grants may be made to the same Participant whether or not any Stock Options previously granted to such Participant remain unexercised.

          (f) Each grant will specify the required period or periods of continuous service by the Participant with Belo or any Subsidiary that are necessary before the Stock Options or installments thereof will become exercisable.

          (g) Any grant may specify the Management Objectives that must be achieved as a condition to the exercise of the Stock Options.

          (h) Any grant may provide for the earlier exercise of the Stock Options in the event of a Change in Control or other similar transaction or event.

          (i) Stock Options granted under this Paragraph 5 may be (i) options which are intended to qualify under particular provisions of the Code, (ii) options which are not intended to so qualify or (iii) combinations of the foregoing.

          (j) Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.

          (k) No Stock Option will be exercisable more than ten years from the Date of Grant.

          (l) If a Participant terminates employment by reason of retirement at or after attaining the earliest age that qualifies as the Participant's Early Retirement Age under The G. B. Dealey Retirement Pension Plan, as amended from time to time, death or disability, each outstanding Stock Option granted to the

     Participant to the extent not vested will vest and be fully exercisable and will remain exercisable until the term of the Stock Option expires (determined without regard to the Participant's termination of employment).

          (m) If a Participant terminates employment for any reason other than as set forth in Paragraph 5(l), the Participant's right, if any, to exercise Stock Options after termination of employment will be determined in accordance with the termination guidelines set forth on Appendix A to the Plan. Such Stock Options will be exercisable after termination of employment only to the extent the Stock Options were vested and exercisable immediately prior to termination of employment.

          (n) Each grant of Stock Options will be evidenced by an agreement executed on behalf of Belo by an officer of Belo and delivered to the Participant and containing such terms and provisions, consistent with the Plan, as the Committee may approve.

     6. Stock Options for Directors. On the date of each annual meeting of Belo shareholders, each Director will be granted (i) options to purchase Common Stock that have a fair market value (as hereinafter determined) on the Date of Grant equal to 50% of the Director's annual compensation from Belo and (ii) options to purchase Common Stock that have a fair market value on the Date of Grant equal to all or any portion of the Director's remaining annual compensation from Belo that the Director elects in writing prior to the date of the annual meeting. A Stock Option granted to a Director pursuant to this paragraph as payment of all or a portion of the Director's annual compensation will be in payment for services to be performed by the Director for the 12-month period beginning on the date of the annual meeting of shareholders on which the Stock Option is granted. Any portion of the Director's annual compensation from Belo that is not paid to the Director in the form of a Stock Option will be paid in cash on the date of the annual meeting of shareholders.

     For purposes of this Paragraph 6, (i) a Director's annual compensation, as described in the preceding paragraph, does not include unscheduled meeting fees which may become payable to the Director, and any such fees will be paid in cash; (ii) the date of an annual meeting of shareholders of Belo is the date on which the meeting is convened or, if later, the date of the last adjournment thereof; and (iii) the fair market value of options granted to a Director will be determined by the Committee using the Black-Scholes Option Pricing Model.

     Each Stock Option granted to a Director will contain the following terms and conditions:

          (a) Each grant will specify the number of shares of Common Stock to which it pertains.

          (b) Each grant will specify the Option Price, which will be 100% of the Market Value per Share on the Date of Grant.

          (c) Each grant will specify whether the Option Price will be payable
     (i) in cash or by check acceptable to Belo, (ii) by the actual or constructive transfer to Belo of shares of Common Stock owned by the Director for at least six months having an aggregate Market Value per Share at the date of exercise equal to the aggregate Option Price, (iii) by authorizing Belo to withhold a number of shares of Common Stock otherwise issuable to the Director having an aggregate Market Value per Share on the date of exercise equal to the aggregate Option Price or (iv) by a combination of such methods of payment; provided, however, that the payment methods described in clauses (ii) and (iii) will not be available at any time that Belo is prohibited from purchasing or acquiring such shares of Common Stock.

          (d) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker of some or all of the shares to which such exercise relates.

          (e) Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.

          (f) No Stock Option will be exercisable more than ten years from the Date of Grant.

          (g) Subject to the last paragraph of this Paragraph 6, each grant will specify that the Stock Option may not be exercised until the first anniversary of the Date of Grant and will be fully exercisable thereafter, without regard to whether the Director continues to be a member of the Board on such first anniversary, until the Stock Option expires by its terms.

          (h) Each grant of Stock Options will be evidenced by an agreement executed on behalf of Belo by an officer of Belo and delivered to the Director and containing such terms and provisions, consistent with the Plan, as the Committee may approve.

     Notwithstanding the foregoing provisions of this Paragraph 6, if a Director is elected to the Board as of a date other than the date of an annual meeting of Belo shareholders, (i) the Director's annual compensation will be prorated based on the number of days remaining in the year in which the Director is elected to the Board (for this purpose the year will begin on the date of the annual meeting of shareholders immediately preceding the date of the Director's election to the Board); (ii) 50% of the Director's prorated annual compensation will be paid in the form of Stock Options valued on the date of the Director's election to the Board, using the Black-Scholes Option Pricing Model, subject to the Director's election to receive up to 100% of his or her prorated annual compensation in the form of Stock Options; and (iii) the vesting and the term of the Stock Options will be measured from the date of the annual meeting of shareholders immediately preceding the date of the Director's election to the Board.

     7. Appreciation Rights. The Committee may also from time to time authorize grants to any Participant of Appreciation Rights upon such terms and conditions as it may determine in accordance with this Paragraph 7. Appreciation Rights may be granted in tandem with Stock Options or separate and apart from a grant of Stock Options. An Appreciation Right will be a right of the Participant to receive from Belo upon exercise an amount which will be determined by the Committee at the Date of Grant and will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. An Appreciation Right granted in tandem with a Stock Option may be exercised only by surrender of the related Stock Option. Each grant of an Appreciation Right may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

          (a) Each grant will state whether it is made in tandem with Stock Options and, if not made in tandem with any Stock Options, will specify the number of shares of Common Stock in respect of which it is made.

          (b) Each grant made in tandem with Stock Options will specify the Option Price and each grant not made in tandem with Stock Options will specify the Grant Price, which in either case will not be less than 100% of the Market Value per Share on the Date of Grant.

          (c) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum amount specified by the Committee at the Date of Grant (valuing shares of Common Stock for this purpose at their Market Value per Share at the date of exercise).

          (d) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by Belo in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the percentage of the Spread to be paid to the Participant or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.

          (e) Successive grants may be made to the same Participant whether or not any Stock Options previously granted to such Participant remain unexercised.

          (f) Each grant will specify the required period or periods of continuous service by the Participant with Belo or any Subsidiary that are necessary before the Appreciation Rights or installments thereof will become exercisable, and will provide that no Appreciation Right may be exercised except at a time when the Spread is positive and, with respect to any grant made in tandem with Stock Options, when the related Stock Option is also exercisable.

          (g) Any grant may specify the Management Objectives that must be achieved as a condition to the exercise of the Appreciation Rights.

          (h) Any grant may provide for the earlier exercise of the Appreciation Rights in the event of a Change in Control or other similar transaction or event.

          (i) Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.

          (j) No Appreciation Right will be exercisable more than ten years from the Date of Grant.

          (k) If a Participant terminates employment by reason of retirement at or after attaining the earliest age that qualifies as the Participant's Early Retirement Age under The G. B. Dealey Retirement Pension Plan, as amended from time to time, death or disability, each outstanding Appreciation Right granted to the Participant to the extent not vested will vest and be fully exercisable and will remain exercisable until the Appreciation Right expires by its terms (determined without regard to the Participant's termination of employment).

          (l) If a Participant terminates employment for any reason other than as set forth in Paragraph 7(k), the Participant's right, if any, to exercise Appreciation Rights after termination of employment will be determined in accordance with the termination guidelines set forth on Appendix A to the Plan. Such Appreciation Rights will be exercisable after termination of employment only to the extent the Appreciation Rights were vested and exercisable immediately prior to termination of employment.

          (m) Each grant of an Appreciation Right will be evidenced by an agreement executed on behalf of Belo by an officer of Belo and delivered to and accepted by the Participant receiving the grant, which agreement will describe such Appreciation Right, identify any Stock Option granted in tandem with such Appreciation Right, state that such Appreciation Right is subject to all the terms and conditions of the Plan and contain such other terms and provisions, consistent with the Plan, as the Committee may approve.

     8. Restricted Stock. The Committee may also from time to time authorize grants or sales to any Participant of Restricted Stock upon such terms and conditions as it may determine in accordance with this Paragraph 8. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

          (a) Each grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting and other ownership rights, but subject to the restrictions hereinafter referred to. Each grant or sale may limit the Participant's dividend rights during the period in which the shares of Restricted Stock are subject to any such restrictions.

          (b) Each grant or sale may be made without additional consideration or in consideration of a payment by the Participant that is less than the Market Value per Share at the Date of Grant.

          (c) Each grant or sale will provide that the shares of Restricted Stock covered by the grant or sale will be subject, for a period to be determined by the Committee at the Date of Grant, to one or more restrictions, including, without limitation, a restriction that constitutes a "substantial risk of forfeiture" within the meaning of Section 83 of the Code and the regulations of the Internal Revenue Service thereunder.

          (d) Any grant or sale may specify the Management Objectives that, if achieved, will result in the termination or early termination of the restrictions applicable to the shares.

          (e) Any grant or sale may provide for the early termination of any such restrictions in the event of a Change in Control or other similar transaction or event.

          (f) Each grant or sale will provide that during the period for which such restriction or restrictions are to continue, the transferability of the Restricted Stock will be prohibited or restricted in a manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in Belo or provisions subjecting the Restricted Stock to continuing restrictions in the hands of any transferee).

          (g) If a Participant terminates employment by reason of death, disability or retirement at or after attaining the earliest age that qualifies as the Participant's Early Retirement Age under The G. B. Dealey Retirement Pension Plan, as amended from time to time, all restrictions applicable to the Restricted Stock will terminate upon such termination of employment, except where the early termination of such restrictions would result in the loss of the otherwise available exemption of the Award under
     Section 162(m) of the Code.

          (h) Each grant or sale of Restricted Stock will be evidenced by an agreement executed on behalf of Belo by an officer of Belo and delivered to and accepted by the Participant and containing such terms and provisions, consistent with the Plan, as the Committee may approve.

     9. Performance Units. The Committee may also from time to time authorize grants to any Participant of Performance Units, which will become payable upon achievement of specified Management Objectives, upon such terms and conditions as it may determine in accordance with this Paragraph 9. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

          (a) Each grant will specify the number of Performance Units to which it pertains.

          (b) The Performance Period with respect to each Performance Unit will be a period of time (not less than three years) beginning on the Date of Grant as determined by the Committee at the time of grant.

          (c) Each grant will specify the Management Objectives that, if achieved, will result in the payment of the Award.

          (d) Each grant will specify the time and manner of payment of Performance Units which have become payable, which payment may be made in
     (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Performance Units which have become payable or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.

          (e) Each grant of Performance Units will be evidenced by an agreement executed on behalf of Belo by an officer of Belo and delivered to and accepted by the Participant and containing such terms and provisions, consistent with the Plan, as the Committee may approve, including provisions relating to the payment of the Performance Units in the event of a Change in Control or other similar transaction or event.

     10. Executive Compensation Plan Bonuses. The Committee may from time to time authorize payment of annual incentive compensation in the form of an Executive Compensation Plan Bonus to a Participant, which will become payable upon achievement of specified Management Objectives. Executive Compensation Plan Bonuses will be payable upon such terms and conditions as the Committee may determine in accordance with the following provisions:

          (a) The Committee will specify the Management Objectives that, if achieved, will result in the payment of the Executive Compensation Plan Bonus.

          (b) The Committee will specify the time and manner of payment of an Executive Compensation Plan Bonus which becomes payable, which payment may be made in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Executive Compensation Plan Bonus which has become payable or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.

          (c) If a Change in Control occurs during a Performance Period, the Executive Compensation Plan Bonus payable to each Participant for the Performance Period will be determined at the target level of achievement of the Management Objectives, without regard to actual performance, or, if greater, at the actual level of achievement at the time of the Change in Control, in both instances without proration for less than a full Performance Period. The Executive Compensation Bonus will be paid at such time following the Change in Control as the Committee determines in its discretion, but in no event later than 30 days after the date of an event described in Paragraph 2(d)(iii) which results in a Change in Control.

     11. Transferability. Except as otherwise provided in the agreement evidencing a Participant's Award or an award of Stock Options to a Director under Paragraph 6, (i) no Stock Option, Appreciation Right, Performance Unit that has not become payable or Executive Compensation Plan Bonus that has not become payable will be transferable by the Participant or the Director other than by will or the laws of descent and distribution and (ii) no Stock Option or Appreciation Right granted to the Participant or the Director will be exercisable during the Participant's or Director's lifetime by any person other than the Participant or Director, or such person's guardian or legal representative.

     12. Adjustments. The Committee will make or provide for such adjustments in the maximum number of shares specified in Paragraphs 3 and 4 in the numbers of shares of Common Stock covered by outstanding Stock Options and Appreciation Rights granted hereunder, in the Option Price or Grant Price applicable to any such Stock Options and Appreciation Rights, and/or in the kind of shares covered thereby (including shares of another issuer), as the Committee in its discretion exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants and Directors that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of Belo, or (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection with such substitution the surrender of all Awards so replaced.

     13. Fractional Shares. The Company will not be required to issue any fractional share of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

     14. Withholding Taxes. To the extent that Belo is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to Belo for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to Belo for payment of the balance of such taxes required to be withheld. In addition, if permitted by the Committee, the Participant or such other person may elect to have any withholding obligation of Belo satisfied with shares of Common Stock that would otherwise be transferred to the Participant or such other person in payment of the Participant's Award. In no event, however, will shares of Common Stock be withheld in excess of the minimum number of shares required to satisfy Belo's withholding obligation.

     15. Administration of the Plan. (a) Unless the administration of the Plan has been expressly assumed by the Board pursuant to a resolution of the Board, the Plan will be administered by the Committee, which at all times will consist of two or more Directors appointed by the Board, all of whom will qualify as "non-employee directors" as defined in Rule 16b-3 and as "outside directors" as defined in regulations adopted under Section 162(m) of the Code, as such terms may be amended from time to time. A majority of the Committee will constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Committee.

     (b) The Committee has the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing the grant of an Award. The interpretation and construction by the Committee of any such provision and any determination by the Committee pursuant to any provision of the

Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee will be liable for any such action or determination made in good faith.

     16. Amendments, Etc. (a) The Plan may be amended from time to time by the Committee or the Board but may not be amended without further approval by the shareholders of Belo if such amendment would result in the Plan no longer satisfying any applicable requirements of the New York Stock Exchange (or any other exchange or market system upon which shares of Common Stock are listed or admitted to trading), Rule 16b-3 or Section 162(m) of the Code.

     (b) Neither the Committee nor the Board will authorize the amendment of any outstanding Stock Option to reduce the Option Price without the further approval of the shareholders of the Company. Furthermore, no Stock Option will be cancelled and replaced with Stock Options having a lower Option Price without further approval of the shareholders of the Company. This Paragraph 16(b) is intended to prohibit the repricing of "underwater" Stock Options and will not be construed to prohibit the adjustments provided for in Paragraph 12.

     (c) The Committee may also permit Participants and Directors to elect to defer the issuance of Common Stock or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

     (d) The Plan may be terminated at any time by action of the Board. The termination of the Plan will not adversely affect the terms of any outstanding Award.

     (e) The Plan will not confer upon any Participant any right with respect to continuance of employment or other service with Belo or any Subsidiary, nor will it interfere in any way with any right Belo or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

     (f) If the Committee determines, with the advice of legal counsel, that any provision of the Plan would prevent the payment of any Award intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code from so qualifying, such Plan provision will be invalid and cease to have any effect without affecting the validity or effectiveness of any other provision of the Plan.

                                   APPENDIX A

                             TERMINATION GUIDELINES

     The following guidelines will determine the period of time, if any, during which a Participant may continue to exercise Stock Options and Appreciation Rights after termination of employment for reasons other than retirement at or after attaining the earliest age that qualifies as the Participant's Early Retirement Age under The G. B. Dealey Retirement Pension Plan, as amended from time to time (the "Retirement Plan"), death or disability.

  -----------------------------------------------
            REASON FOR TERMINATION
  -----------------------------------------------                EXERCISE PERIOD
  Voluntary Resignation                            None; Stock Options and Appreciation Rights
                                                   expire immediately, and all unexercised
                                                   Stock Options and Appreciation Rights are
                                                   forfeited, on the date of termination of
                                                   employment.
  Discharge for Cause                              None; Stock Options and Appreciation Rights
                                                   expire immediately, and all unexercised
                                                   Stock Options and Appreciation Rights are
                                                   forfeited, on the date of termination of
                                                   employment.
  Termination for Other Reasons:
  Executive officers and general managers of       One year after termination of employment.
    operating units
  Other Participants with 10 or more years of      One year after termination of employment.
    service
  Other Participants with more than 5 but          Six months after termination of employment.
    less than 10 years of service
  Other Participants with 5 or fewer years of      Three months after termination of
    service                                        employment.

     For purposes of these guidelines, a year of service will be determined in the same manner as a year of vesting service under the Retirement Plan.

                                                                      4350-PS-00

                         WELLS FARGO BANK (TEXAS), N.A.
                             NOTICE TO PARTICIPANTS
                                     IN THE
                             A. H. BELO CORPORATION
                      EMPLOYEE SAVINGS AND INVESTMENT PLAN

Dear Plan Participant:

     Enclosed with this notice is a Proxy Statement of A. H. Belo Corporation (the "Company") describing the Annual Meeting of Shareholders to be held on May 10, 2000 (the "Annual Meeting"). The Annual Meeting will be held for the purpose of electing Class II Directors ("Proposal 1"), approval of the Belo 2000 Executive Compensation Plan ("Proposal 2") and any other matter that may properly come before the meeting or any adjournment thereof. The Proxy Statement has been prepared by the Board of Directors of the Company in connection with the business to be transacted at the Annual Meeting.

DIRECTIONS TO THE TRUSTEE

     Only Wells Fargo Bank (Texas), N.A., as trustee (the "Trustee") of the A.
H. Belo Corporation Employee Savings and Investment Plan (the "Plan"), can vote the shares of the Company stock ("Shares") held by the Plan. However, under the terms of the Plan, you as a participant are entitled to instruct the Trustee how to vote the Shares allocated to your account.

     Enclosed with this notice is a confidential voting instruction card provided to you for the purpose of instructing the Trustee how to vote the Shares concerning the above matters. Your participation in this matter is important. Please take the time to complete the instruction card and return it in the enclosed self-addressed and stamped envelope or vote your Shares by toll-free telephone number or the Internet. You may instruct the Trustee to vote FOR or WITHHOLD AUTHORITY on Proposal 1 and to vote FOR, AGAINST or ABSTAIN on Proposal 2. The Board of Directors has appointed an administrative committee (the "Committee") as named fiduciary, which will have the discretion to vote the Shares in the event you do not provide instructions to the Trustee.

     The Trustee will vote all Shares of the Plan in accordance with the voting instructions that are received by the Trustee via mail, telephone, or Internet on or before May 4, 2000, unless the Trustee determines such instructions are contrary to the requirements of the Employee Retirement Income Security Act of 1974, as amended (ERISA). If you sign, date and return a voting instruction card but do not check any boxes on the card, the Trustee will vote your Shares FOR Proposal 1, the election of Class II directors, and FOR Proposal 2, the approval of the Belo 2000 Executive Compensation Plan.

CONFIDENTIALITY AND INSTRUCTIONS

     Your vote is strictly confidential and will not be revealed, directly or indirectly, to any director, officer, or other employee of the Company or to anyone else, except as otherwise required by law. Therefore, you should feel completely free to instruct the Trustee to vote your Shares in the manner you think best.

VOTING DEADLINE

     Because of the time required to tabulate voting instructions from participants before the Annual Meeting, the Trustee must establish a cut-off date for receiving your voting instructions. The cut-off date established by the Trustee is May 4, 2000. The Trustee cannot ensure that voting instructions received after the cut-off date will be tabulated. Therefore, it is important that you act promptly to vote your Shares on or before May 4, 2000, by signing and dating the form of proxy and returning it in the envelope provided for your convenience or voting by telephone or Internet. If the Trustee does not receive timely instructions from you with respect to your Shares, the Trustee will vote such Shares, as directed by the Committee, in the same manner, proportionately, as the Shares in the Plan as to which voting instructions have been received.

FURTHER INFORMATION

     IF YOU ARE A DIRECT SHAREHOLDER OF A. H. BELO CORPORATION, YOU WILL ALSO FIND ENCLOSED A SEPARATE PROXY CARD WITH RESPECT TO YOUR DIRECTLY-OWNED SHARES. YOU MUST VOTE YOUR DIRECTLY-OWNED SHARES AND YOUR SHARES HELD BY THE PLAN SEPARATELY, EITHER BY RETURNING EACH OF THE PROXY CARDS BY MAIL, OR BY SEPARATELY VOTING BY TELEPHONE OR INTERNET WITH RESPECT TO YOUR DIRECTLY-HELD AND PLAN SHARES. YOU MAY NOT USE THE PROXY CARD OR THE VOTER IDENTIFICATION INFORMATION WITH RESPECT TO YOUR DIRECTLY-OWNED SHARES TO VOTE YOUR PLAN SHARES.

     If you have questions regarding the information provided to you, you may contact the Trustee at the following numbers between 8:30 a.m. and 5:30 p.m. Central Time, Monday through Friday:

                 (800) 716-6817 Ext. 16 (Texas Residents Only),
                          (800) 568-6245 Ext. 1661 or
                                 (713) 319-1661

     Your ability to instruct the Trustee how to vote your Shares held in the Plan is an important part of your rights as a participant. Please consider the enclosed material carefully and return your voting instructions to us promptly.

March 31, 2000
                                            WELLS FARGO BANK (TEXAS), N.A.
                                            as Trustee of the
                                            A. H. BELO CORPORATION
                                            EMPLOYEE SAVINGS AND INVESTMENT PLAN

                                                                      4350-TL-00

                       YOUR PROXY CARD IS ATTACHED BELOW.


                    PLEASE READ AND FOLLOW THE INSTRUCTIONS
                      CAREFULLY AND DETACH AND RETURN YOUR
                      COMPLETED PROXY CARD IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.


                               DO NOT RETURN YOUR
                             PROXY CARD IF YOU VOTE
                            BY TELEPHONE OR INTERNET








     [4350 - BELO COMMON] [FILE NAME: BEL42B.ELX] [BELO1.LG0] [VERSION - 4]
                          [03/22/00] [ORIG. 02/28/00]

                                  DETACH HERE



AH6426

                                     PROXY



                                      BELO


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             A. H. BELO CORPORATION



     The undersigned hereby appoints Robert W. Decherd and Ward L. Huey, Jr., or any one or both of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below all the shares of the Common Stock of A. H. Belo Corporation held of record by the undersigned on March 17, 2000, at the Annual Meeting of Shareholders to be held on May 10, 2000, and any adjournment or postponement thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN, BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, AND "FOR" PROPOSAL 2, THE APPROVAL OF THE BELO 2000 EXECUTIVE COMPENSATION PLAN.

     Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


[SEE REVERSE SIDE]    (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)    [SEE REVERSE SIDE]

Your telephone or Internet vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Please note all votes cast via the telephone or the Internet must be cast prior to 5 pm (Eastern Standard Time), May 9, 2000. If you wish to change your address, please mark the box below and return your proxy by mail.

VOTE BY TELEPHONE                                      VOTE BY INTERNET

CALL TOLL-FREE ON A TOUCH-TONE PHONE                   GO TO http://www.eproxyvote.com/blc
1-877-PRX-VOTE (1-877-779-8683).                       AS WITH ALL INTERNET ACCESS, USAGE OR SERVER FEES MUST
THERE IS NO CHARGE FOR THIS CALL.                      BE PAID BY THE USER.

FOLLOW THESE FOUR EASY STEPS:                          FOLLOW THESE FOUR EASY STEPS:

1.   READ THE ACCOMPANYING PROXY STATEMENT AND         1.   READ THE ACCOMPANYING PROXY STATEMENT AND
     PROXY CARD.                                            PROXY CARD.

2.   CALL THE TOLL-FREE NUMBER                         2.   GO TO THE WEBSITE
     1-877-PRX-VOTE (1-877-779-8683).                       http://www.eproxyvote.com/blc

3.   ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER          3.   ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER
     LOCATED ON YOUR PROXY CARD BELOW.                      LOCATED ON YOUR PROXY CARD BELOW.

4.   FOLLOW THE RECORDED INSTRUCTIONS.                 4.   FOLLOW THE INSTRUCTIONS PROVIDED.


                              DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

                                            YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

                 [4350 - BELO common] [FILE NAME: BEL42A.ELX] [BELO1.LGO] [VERSION - 5] [03/22/00] [orig. 02/29/00]

BEL42A                                                      DETACH HERE

     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees listed in Proposal 1, and FOR Proposal 2, the approval of the Belo 2000 Executive
Compensation Plan.

                                                                                                     FOR    AGAINST   ABSTAIN
1.   Election of the following nominees as Class II         2.   Proposal to approve the Belo 2000   [ ]      [ ]       [ ]
     Directors (Term expires in 2003).                           Executive Compensation Plan.

     NOMINEES: (01) Henry P. Becton, Jr., (02) Roger A.     3.   At the discretion of such Proxies on any other
     Enrico, (03) Ward L. Huey, Jr., (04) Arturo                 matter that properly may come before the meeting
     Madrid, Ph.D., and (05) William T. Solomon.                 or any adjournment or postponement thereof.

                        FOR         WITHHOLD
                  [ ]   ALL     [ ] AUTHORITY
                      NOMINEES      FROM ALL
                                    NOMINEES

[ ]
    ----------------------------------------
     For all nominees except as noted above

                                                            MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [ ]

                                                            PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS AT LEFT AND
                                                            RETURN IN THE ENVELOPE.

                                                            Please sign exactly as your name appears. When
                                                            shares are held by joint tenants, both should
                                                            sign. When signing as attorney, executor,
                                                            administrator, trustee or guardian, please give
                                                            full title as such. If a corporation, please sign
                                                            in full corporate name by President or other
                                                            authorized officer. If a partnership, please sign
                                                            in partnership name by authorized person.

Signature:                         Date:               Signature:                              Date:
          ------------------------      --------------           -----------------------------      ---------------

                      YOUR PROXY CARD FOR YOUR 401(k) PLAN
                           SHARES IS ATTACHED BELOW.


                    PLEASE READ AND FOLLOW THE INSTRUCTIONS
                      CAREFULLY AND DETACH AND RETURN YOUR
                      COMPLETED PROXY CARD IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.


                               DO NOT RETURN YOUR
                             PROXY CARD IF YOU VOTE
                            BY TELEPHONE OR INTERNET








      [4350 - BELO esop] [FILE NAME: BE243B.ELX] [BELO1.LGO] [VERSION - 5]
                          [03/22/00] [orig. 02/29/00]

                                  DETACH HERE



BE243B

                                     PROXY



                                      BELO

                 TO PARTICIPANTS IN THE A. H. BELO CORPORATION
                     EMPLOYEE SAVINGS AND INVESTMENT PLAN:

     As a participant in the Employee Savings and Investment Plan with full shares of the Company's Common Stock allocated to your account as of March 17, 2000, you may instruct the Plan Trustee how to vote all shares allocated to your account at the Annual Meeting of Shareholders to be held on May 10, 2000. Your instructions to the Trustee will be held in strict confidence and will be made available only to the inspectors of the election at the Annual Meeting, none of whom is an employee of the Company. Please use the other side of this form in giving your instructions.

     Any shares held by the Trustee as to which it has not received voting instructions by May 4, 2000, will be voted as directed by the administrative committee appointed by the Board of Directors of the Company. Any shares held by the Trustee as to which it has been instructed to sign the Board of Directors proxy, with no additional instructions to the contrary indicated, will be voted "FOR" Proposal 1, the election of Class II Directors, and "FOR" Proposal 2, the approval of the Belo 2000 Executive Compensation Plan.

                        WELLS FARGO BANK (TEXAS), N.A.,
                                    TRUSTEE

[SEE REVERSE SIDE]    (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)    [SEE REVERSE SIDE]

Your telephone or Internet vote authorizes the Trustee to vote your shares in the same manner as if you marked, signed and returned your proxy card. Please note all votes cast via the telephone or the Internet must be cast prior to 5 pm (Eastern Standard Time), May 4, 2000. If you wish to change your address, please mark the box below and return your proxy by mail.



VOTE BY TELEPHONE                                      VOTE BY INTERNET

CALL TOLL-FREE ON A TOUCH-TONE PHONE                   GO TO http://www.eproxyvote.com/blc
1-877-PRX-VOTE (1-877-779-8683).                       AS WITH ALL INTERNET ACCESS, USAGE
THERE IS NO CHARGE FOR THIS CALL.                      OR SERVER FEES MUST BE PAID BY THE
                                                       USER.

FOLLOW THESE FOUR EASY STEPS:                          FOLLOW THESE FOUR EASY STEPS:

1. READ THE ACCOMPANYING PROXY                         1. READ THE ACCOMPANYING PROXY
   STATEMENT AND PROXY CARD.                              STATEMENT AND PROXY CARD.

2. CALL THE TOLL-FREE NUMBER                           2. GO TO THE WEBSITE
   1-877-PRX-VOTE (1-877-779-8683).                       http://www.eproxyvote.com/blc

3. ENTER YOUR 14-DIGIT VOTER CONTROL                   3. ENTER YOUR 14-DIGIT VOTER
   NUMBER LOCATED ON YOUR PROXY CARD                      CONTROL NUMBER LOCATED ON YOUR
   BELOW.                                                 PROXY CARD BELOW.

4. FOLLOW THE RECORDED INSTRUCTIONS.                   4. FOLLOW THE INSTRUCTIONS PROVIDED.


                              DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

                                           YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

                  [4350 - BELO esop] [FILE NAME: BE243A.ELX] [BELO1.LGO] [VERSION - 6] [03/22/00] [orig. 02/29/00]

                                                            DETACH HERE

BE243A


    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.

Wells Fargo Bank (Texas), N.A., you are hereby instructed to sign the Board of
Directors proxy. You are further instructed to direct the proxy holders to vote as follows:
                                                                                                       FOR    AGAINST    ABSTAIN
1. Election of the following nominees as Class II           2.   Proposal to approve the Belo 2000     [  ]     [  ]      [  ]
   Directors (Term expires in 2003).                             Executive Compensation Plan.

   NOMINEES: (01) Henry P. Becton, Jr., (02) Roger A.       3.   At the discretion of such Proxies on any other
   Enrico, (03) Ward L. Huey, Jr., (04) Arturo                   matter that properly may come before the meeting
   Madrid, Ph.D., and (05) William T. Solomon.                   or any adjournment or postponement thereof.

                        FOR         WITHHOLD
                  [ ]   ALL     [ ] AUTHORITY
                      NOMINEES      FROM ALL
                                    NOMINEES

[  ]
    ---------------------------------------
     For all nominees except as noted above

                                                            MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [  ]


                                                            PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS AT LEFT AND
                                                            RETURN IN THE ENVELOPE.

                                                            I hereby authorize Wells Fargo Bank (Texas), N.A., as Trustee under the Employee Savings and Investment Plan, to vote the shares of Common Stock held for my account under the Employee
                                                            Savings and Investment Plan at the Annual Meeting in accordance with instructions given above. Wells Fargo Bank (Texas), N.A., has appointed EquiServe as Agent to tally the votes.


 Signature:                             Date:                 Signature:                                  Date:
          -----------------------------      -----------------          ----------------------------------     ---------------